UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2008

Commission file number: 000-51911

Aamaxan Transport Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51911	20-5772205
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation or organization)

Suite 6B, 1440 Hongqiao Road
Changning District
Shanghai
People's Republic of China 200336
(Address of Principal Executive Offices)(Zip Code)

011-86-215-080-5789
(Registrant's telephone number, including area code)

31 Walmer Road, Suite 6
Toronto, Ontario, M5R 2W7, Canada
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements, which are included in our discussion of our operations, cash flows, financial position, economic performance and financial condition, including, in particular, future sales, product demand, the market for our products in the People’s Republic of China, competition, exchange-rate fluctuations and the effect of economic conditions on us.

Statements that are predictive in nature, that depend on or refer to future events or conditions or that include words like "expect," "anticipate," "intend," "plan," "believe," "estimate" and similar expressions are forward-looking statements. Although we believe that these statements are based on reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to risks and uncertainties, and therefore, we can give no assurance that the conditions described in these statements will be achieved. Our forward-looking statements are not guarantees of future performance, and actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for forward-looking statements that relate to future financial results and other projections, actual results may be different due to the inherent uncertainty of estimates, forecasts and projections, and may be better or worse than projected. Given these uncertainties, you should not place any undue reliance on forward-looking statements in this report.

These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-KSB, Form 10-QSB, Form 8-K, or their successors, which will contain updated disclosures required by law.

Information regarding market and industry statistics contained in this report is included based on information available to us which we believe is accurate. We have not reviewed or included data from all sources, and cannot assure shareholders of the accuracy or completeness of this data. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.

Explanatory Note

This Current Report on Form 8-K is being filed by Aamaxan Transport Group, Inc. Aamaxan Transport Group, Inc. (the "Company") in connection with: (i) a reverse merger transaction which closed on April 15, 2008 in which the Company acquired all of the issued and outstanding capital stock of Asia Business Management Group Limited, a British Virgin Islands corporation (“ABM”) and (ii) a private placement financing transaction which closed on April 15, 2008 pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”), in which the Company sold 4,008,188  shares of its Series A Senior Convertible Preferred Stock (“Preferred Stock”) and 2,004,094  Class A Warrants (“Warrants”) to accredited investors.

ABM owns all of the stock of Anhante (Beijing) Medical Technology Co., Ltd., a company organized under the laws of the People’s Republic of China (the “PRC”)(“ABMT”) which has a series of contracts with Shanghai Medical Technology Co. Ltd., a company organized under the laws of the PRC (“Shanghai Medical”), which give it control over Shanghai Medical’s business, personnel and finances as if it were a wholly owned subsidiary of ABMT. Shanghai Medical cannot be a wholly owned subsidiary of ABMT at this time (i) because of substantial uncertainty with respect to new PRC laws which became effective on September 8, 2006 governing share exchanges with a foreign entity and (ii) because other than by share exchange, PRC law requires that Shanghai Medical be acquired for cash and ABM was not able to raise sufficient financing at a valuation acceptable to it to pay the full value for Shanghai Medical’s shares or assets. A full description of the contracts between Shanghai Medical and ABMT is set forth below in Item 2.01 under the heading “Contractual Arrangements between ABMT and Shanghai Medical.”

Shanghai Medical is in the business of distributing and selling hemodialysis equipment (“HDE”) and related products and services, including disposable products used in hemodialysis (“Disposables”). Its principal product is HDE, which is mainly used by hospitals and other medical facilities. Shanghai Medical is the distributor of HDE manufactured by Fresenius Medical Care AG (“Fresenius”) in Shanghai and other parts of Eastern China. Fresenius is the largest manufacturer of HDE in the world and its products enjoy the largest share of the PRC market, as well as the U.S. market. We believe that Shanghai Medical has the largest share of the HDE distribution market in the PRC. Shanghai Medical also provides consulting services regarding product registration and clinical trials, hardware and facility operations for its customers and logistics regarding Pharmaceuticals, Disposables and other supplies and has a minority interest in a PRC manufacturer of Disposables. We plan to expand Shanghai Medical’s business both geographically and vertically, expanding its distribution territory, widening its products and developing its own kidney treatment centers in the PRC. See "Business" in Item 2.01 of this Current Report below for a complete description of Shanghai Medical’s business.

As a result of the above transactions, the Company ceased being a shell company as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). See Item 5.06 of this Current Report below.

Throughout this Current Report, and unless the context otherwise requires, “we," "our" and "us" refers collectively to the Company and its subsidiaries, ABM and ABMT, as well as Shanghai Medical.

Unless otherwise noted, all currency figures in this filing are in U.S.dollars. References to "Yuan" or "RMB" are to the Chinese Yuan (also known as the Renminbi). According to Xe.com, as of April 17, 2008 $1.00=6.98480 Yuan.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Background

Prior to April 152008 we were a shell company, or a company with only nominal operations and assets. On April 15, 2008, we consummated (i) a reverse merger transaction, in which we acquired control (through a series of contractual arrangements) over an operating company in the People’s Republic of China (“PRC”) and (ii) a private sale of our restricted stock, in which we received an aggregate of $12.5 million of financing provided by accredited investors (the “Investors”). Through these transactions, we ceased to be a shell company and, through our subsidiaries, entered into the business of distributing and selling HDE and Disposables in the PRC. The details of the transactions, and the agreements through which they were carried out, are described below. Each of the descriptions of the agreements below is qualified, in its entirety, by the text of the agreements which are annexed as exhibits to this report.

Share Exchange Agreement

On April 15, 2008, we acquired ABM through a share exchange transaction with ABM and Kamick Assets Limited, a company incorporated under the laws of the British Virgin Islands (“KAL”) and the owner of 100% of the outstanding voting stock of ABM (such shares, the “ABM Shares”; such transaction, the “Share Exchange”). In the Share Exchange, we received the ABM Shares from KAL, and in exchange we issued and delivered to KAL 14,991,812 shares of our common stock. The Share Exchange was effected pursuant to the terms of an agreement among the Company, ABM and KAL executed on the date of the Share Exchange (the “Share Exchange Agreement”). KAL is also sometimes referred to herein as the “Asia Business Management Group Limited Stockholder.” Our Chief Executive Officer, Mr. Chen Zhong, may acquire all of the stock of KAL in the future pursuant to a call option held by Mr. Chen. A copy of the Share Exchange Agreement is attached as Exhibit 10.1 to this Current Report.

As a result of the consummation of the Share Exchange Agreement, (i) the Company ceased to be a shell company as that term is defined in Rule 12b-2 under the Exchange Act, (ii) ABM is now a wholly-owned subsidiary of the Company, and (iii) through its newly-acquired subsidiary, ABM, the Company now indirectly controls the business of Shanghai Medical by virtue of contractual arrangements between ABM’s wholly owned subsidiary, ABMT and Shanghai Medical.

In connection with the Share Exchange Agreement, KAL delivered 4,008,188  shares (“Make Good Shares”) of the 14,991,812 shares of our common stock received in the Share Exchange to Tri-State Title & Escrow, LLC, as Escrow Agent (the “Escrow Agent”). The Escrow Agent has been instructed to deliver to the Investors, pro rata to their respective holdings of our newly-designated Series A Senior Convertible Preferred Stock (our “Series A Preferred”), shares of Common Stock as a purchase price adjustment in the event that the Company fails to meet certain earnings targets, as follows.

(a) In 2007, earnings per share, as computed in accordance with US GAAP and reported by the Company in its audited financial statements for 2007 (the “2007 financial statements”) equal or exceed $0.31, such “Earnings Per Share” to be calculated by dividing the lesser of Net Income and Cash from Operations, as reported in the 2007 financial statements plus any amounts that may have been recorded as charges or liabilities on the 2007 financial statements due to the application of EITF No. 00-19 that are associated with (1) any outstanding Warrants of the Company issued in connection with the Purchase Agreement or (2) any liabilities created as a result of the Escrow Shares being released to any officers or directors of the Company (“2007 Net Income”) by the aggregate number of shares of then outstanding Common Stock on a fully-diluted basis, which number shall include, without limitation, the number of shares of Common Stock issuable upon conversion of the Company’s then outstanding shares of Series A Preferred and the number of shares of Common Stock issuable upon the exercise of any then outstanding preferred stock, warrants or options of the Company (“Outstanding Shares”) (the performance threshold set forth above shall be collectively referred to herein as the “2007 Performance Threshold”).

(b)  In 2008, earnings per share equal or exceed $0.45, such “Earnings Per Share” to be calculated by dividing the lesser of Net Income and Cash from Operations, as reported by the Company in the 2008 financial statements plus any amounts that may have been recorded as charges or liabilities on the 2008 financial statements due to the application of EITF No. 00-19 that are associated with (1) any outstanding Warrants of the Company issued in connection with the Purchase Agreement or (2) any liabilities created as a result of the Escrow Shares being released to any officers or directors of the Company (“2008 Net Income”) by the then Outstanding Shares (the performance threshold set forth above shall be collectively referred to herein as the “2008 Performance Threshold”)

(i) If the Company does not achieve at least 92% of the 2007 Performance Threshold, then all of the Escrow Shares (the “2007 Escrow Shares”)(or, in the event that any Purchaser(s) have exercised a Redemption Right, such number of 2007 Escrow shares as may remain after a pro-rata reduction in the number of such Escrow Shares based on the number of shares of Series A Preferred redeemed (the “2007 Remaining Shares”)) shall be distributed on a pro rata basis to the Purchasers which have not exercised a Redemption Right based on the number of shares of Series A Preferred owned by such Purchasers as of the date thereof. (ii) If the Company achieves between 92% and 99% of the 2007 Performance Threshold, the Escrow Agent shall deliver to the Purchasers which have not exercised a Redemption Right, on a pro rata basis based on the number of shares of Series A Preferred owned by such Purchasers as of the date thereof, the number of 2007 Remaining Shares multiplied by the percentage by which the 2007 Performance Threshold was not achieved and multiplied by 200%. Any remaining Escrow Shares shall continue to be held in escrow hereunder. (iii) If the Company achieves at least 100% of the 2007 Performance Threshold, then the Escrow Shares shall continue to be held in escrow hereunder. (i) If the Company does not achieve at least 80% of each of the 2008 Performance Threshold, then all of the Escrow Shares (the “2008 Escrow Shares”) (or, in the event that any Purchaser(s) have exercised a Redemption Right, such number of 2008 Escrow Shares as may remain after a pro-rata reduction in the number of such Escrow Shares based on the number of shares of Series A Preferred redeemed (the “2008 Remaining Shares”)), shall be distributed on a pro rata basis to the Purchasers which have not exercised a Redemption Right based on the number of shares of Series A Preferred owned by such Purchasers as of the date thereof. (ii) If the Company achieves between 80% and 99% of the 2008 Performance Threshold, (a) the Escrow Agent shall deliver to the Purchasers, on a pro rata basis based on the number of shares of Series A Preferred owned by such Purchasers as of the date thereof, the number of 2008 Remaining Shares equal to the number of 2008 Remaining Shares multiplied by the percentage by which the 2008 Performance Threshold was not achieved and multiplied by 200% and (b) the remaining 2008 Escrow Shares shall be returned to KAL. (iii) In the event the Company achieves at least 100% of the 2008 Performance Threshold, all of the 2008 Remaining Shares shall be returned to KAL.

Securities Purchase Agreement and Series A Preferred Convertible Stock

Under the Securities Purchase Agreement among the Company and the Investors (the “Securities Purchase Agreement”), on April 15, 2008, for a total purchase price of $12,532,000, we sold to the Investors listed in Exhibit A to the Securities Purchase Agreement. a total of 4,008,188 shares of our Series A Preferred. Subject to certain restrictions, each share of Series A Preferred is initially convertible, at the option of the holder, into one share of our common stock at any time. In total, the Series A Preferred are convertible into 4,008,188  shares of our common stock and will represent, when fully converted, approximately 20% of the Company's outstanding common stock immediately after the conversion of all such shares.

The holders of Series A Preferred are entitled to vote together with the holders of the Common Stock as a single class, upon all matters submitted to holders of Common Stock for a vote, with each share of Series A Preferred carrying a number of votes equal to the number of shares of Common Stock issuable upon conversion of one share of Series A Preferred based upon the then applicable Conversion Rate, as well as any voting rights required under Delaware law. However, the approval of the holders of at least 75% of the then outstanding shares of Series A Preferred, voting as a separate class, is required for us to (a) authorize, issue or create any new class or series of shares having rights, preferences or privileges equal or senior to the Series A Preferred, (b) adversely alter or change the rights, preferences, designations or privileges of the Series A Preferred, (c) amend the Company’s Certificate of Incorporation or By-laws in a manner that adversely affects the rights, preferences, designations or privileges of the holders of the Series A Preferred; (d) increase or decrease the authorized number of shares of preferred stock of the Company or otherwise reclassify the Company's outstanding securities; (e) except for certain de minimus repurchases, redeem, purchase or otherwise acquire (or pay into or set funds aside for a sinking fund for such purpose) any share or shares of preferred stock or Common Stock; or (f) voluntarily file for bankruptcy, liquidate the Company’s assets or make an assignment for the benefit of the Company’s creditors.

In addition, so long as at least 25% of the initial shares of Series A Preferred are held by the original holders of the Series A Preferred, we shall not, without first obtaining the approval of at least 75% of the then outstanding shares of Series A Preferred, voting as a separate class,

(a) on or prior to April 15, 2008 (the “2008 Period”), issue any shares of Common Stock, stock appreciation rights, stock options or other equity securities (“New Equity”) to officers, directors or employees of, or consultants (that are affiliates of the Company)(“Affiliates”), provided, however, that (subject to an overall limitation of 10% of the outstanding capital stock, other than shares issued upon exercise of options issued under a stock option plan, and a requirement that any options vest over at least three years and no more than 35% be granted to any one persion (the “Overall Limitation”)) the Company may issue New Equity during the one hundred eighty days following 2008 Period up to a maximum of 2% of the number of shares of Common Stock outstanding plus the number of shares of Common Stock issuable upon conversion of all outstanding preferred stock (the “Outstanding Amount”), if the Company meets between 100% and 149% of the “2007 Threshold” as defined above and, provided further, that, subject to such limitation, the Company may issue New Equity during the 2008 Period up to a maximum of 3% of the Outstanding Account, if the Company achieves at least 150% of the “2007 Threshold.”

(b) between April 16, 2008 and April 15, 2009 (the “2009 Period”), issue any New Equity to Affiliates, provided, however, that, subject to the Overall Limitation, the Company may issue New Equity during the one hundred eighty days following the 2009 Period up to a maximum of 2% of the Outstanding Amount, if the Company achieves at least 100% and 149% of the “2008 Threshold,” as defined above; and provided further that, subject to such limitation, the Company may issue New Equity during 2009 up to a maximum of 3% of the Outstanding Amount, if the Company achieves at least 150% of the “2008 Threshold.”

The Series A Preferred have liquidation rights senior to those of our common stock and future series of preferred stock which may be issued. In the event of a liquidation of the Company, holders of Series A Preferred are entitled to receive a distribution equal to $3.13 per share of Series A before holders of our common stock and any of our future series of preferred receive any distribution. The rights, limitations, and other terms of the Series A Preferred are set forth in an Amended Certificate of Designations, which we filed with the Delaware Secretary of State on April 11, 2008 and which forms part of our Certificate of Incorporation. The Amended Certificate of Designations for the Series A Preferred is attached to this Current Report as Exhibit 3.4.

Warrants

Also under the Securities Purchase Agreement, the Company issued to the Investors, for no additional consideration,   Series A Warrants, to purchase an aggregate of 2,004,094 shares of the Company's common stock. The Series A warrants will expire on October 13, 2013. The Series A warrant exercise price is $3.91 per share.

Under the Securities Purchase Agreement, we also entered into a Registration Rights Agreement, which is described below.

Shell Purchase Agreement

On April 4, 2008, we entered into a stock purchase agreement (the “Shell Purchase Agreement”) with KAL and our then-current director, Marc Juliar, under which KAL paid to Mr. Juliar a total of $585,000 in cash, and in exchange KAL acquired 65,428 shares of our common stock and the right to nominate all members of our Board of Directors (the “Shell Purchase”). The Shell Purchase closed on April 15, 2008. A copy of the Shell Purchase Agreement is attached as Exhibit 10.12 to this Current Report.

Prior to April 15, 2008, we had one officer and director, Marc Juliar, who served as Director, Chief Executive Officer and Chief Financial Officer. Under the terms of the Shell Purchase Agreement, we agreed to appoint KAL’s appointees to our board of directors, and our then-current director agreed to resign his position as director and officer. On April 15, 2008, Marc Juliar resigned from (i) all officer positions with the Company effective immediately and (ii) our board of directors effective ten days after the filing and dissemination of an information statement on Schedule 14f-1 regarding the change of directors, which we filed with the SEC on April 11, 2008 and disseminated to our shareholders on April 15, 2008. At the same time as those resignations, (i) Mr. Chen Zhong, an appointee of KAL, was appointed to our board of directors and elected President and Chief Executive Officer of the Company effective immediately and (ii) Ms. Michelle Zhao, an appointee of KAL, was elected Chief Financial Officer of the Company effective immediately.

KAL’s appointees to our board of directors and to officer positions, Chen Zhong and Michelle Zhao, serve as officers and directors of KAL, as well as of ABM and Shanghai Medical.

Securities Escrow Agreement

Under the terms of a securities escrow agreement that we entered into with the Investors, KAL, and Tri-State Title & Escrow, LLC, as escrow agent, simultaneously with the closing of the Share Exchange Agreement, KAL agreed to have 4,008,188 of the 14,991,812 shares of our common stock issued to it under the Share Exchange Agreement initially held in escrow, which shares it will either receive back or forfeit to the holders of the Series A Preferred depending on the financial performance of the Company in 2007 and 2008, as set forth above.

The earnings thresholds are, for 2007, fully-diluted earnings per share as defined above of $.31 and for 2008, fully-diluted earningsper share, as defined above, of $.45.

If the Company’s earnings per share for 2007 are less than 92% of the 2007 performance threshold, then all of the escrow shares (the “2007 Escrow Shares”) will be forfeited to the holders of the Series A Preferred. If the Company’s earnings per share for 2007 are at least 92%, but less than 99% of the 2007 threshold, then KAL will forfeit to the holders of Series A Preferred the number of 2007 Escrow Shares multiplied by the percentage by which the 2007 performance threshold was not achieved and multiplied by 200%.

If the Company’s earnings per share for 2008 are less than 80% of the 2008 threshold, then all of any remaining escrow shares (the “2008 Escrow Shares”) will be forfeited to the holders of the Series A Preferred. If the Company’s earnings per share for 2008 are at least 80% but less than 99% of the 2008 threshold, then KAL will forfeit to the holders of Series A Preferred the number of 2008 Escrow Shares multiplied by the percentage by which the 2008 performance threshold was not achieved and multiplied by 200%.

Any remaining escrow shares will then be delivered to KAL.

General Escrow Agreement

On April 14, 2008, we entered into a General Escrow Agreement with Pope Asset Management, LLC, as representative of the Purchasers under the Securities Purchase Agreement, KAL and Tri-State Title & Escrow, LLC, as escrow agent. Pursuant to the agreement, $300,000 of the proceeds of the private placement was deposited into an escrow account with Tri-State Title & Escrow, LLC for use in investor and public relations.

The General Escrow Agreement is attached to this Current Report as Exhibit 10. 3.3.

Registration Rights Agreement

On April 14, 2008, pursuant to the Securities Purchase Agreement, we entered into a Registration Rights Agreement with the Investors (the “Registration Rights Agreement”), under which we agreed to file with the SEC and maintain the effectiveness of a registration statement on Form S-1, relating to the resale of our common stock issued upon conversion of our Series A Preferred. The deadline for filing the registration statement is 45 days after the closing of the private financing, or approximately May 29, 2008. The deadline for obtaining the effectiveness of the registration statement is either (i) 150 days after the filing deadline, or (ii) if the SEC performs a full review of the registration statement, 180 days after the filing deadline. The Registration Rights Agreement calls for us to maintain the effectiveness of the registration statement until either all shares registered under it have been sold or all shares registered under it may be sold without restrictions under Rule 144 under the Securities Act.

The Registration Rights Agreement also calls for us to file with the SEC and maintain the effectiveness of registration statements on Form S-1 relating to the resale of our common stock to be issued upon exercise of our Series A warrants. If we are unable to register all of the agreed number of shares of common stock under registration statements based on the limitations of Rule 415 under the Securities Act, the Registration Rights Agreement provides that we will use our best efforts to obtain the registration of the additional shares when we are able to do so. If we do not file the registration statement or obtain and maintain the effectiveness of the registration statements for reasons other than the limitations of Rule 415, or if our common stock is de-listed from the National Association of Securities Dealers’ Over-the-Counter Bulletin Board, then under the terms of the Registration Rights Agreement we are required to pay to the holders of Series A Preferred an amount equal to one percent of their initial investment in the Series A Preferred, or approximately $125,000, each month until effectiveness is obtained or listing is restored, with a cap of ten percent of their initial investment, or approximately $1,250,000.

These and all the other details of the registration obligations of the Company are set forth in the Registration Rights Agreement, which is attached to this Current Report as Exhibit 4.2.

Lock-Up Agreements

On April 14, 2008, we entered into agreements with KAL, with Shao Ganghua and Chen Zhong and with Belmont Partners LLC (“Belmont”) (the “New Shareholders”) under which the New Shareholders each agreed that it will not sell or transfer any shares of our common stock or Series A Preferred until at least 12 months after the effective date of the initial registration statement to be filed to register shares of our common stock issuable upon conversion of the Series A Preferred. The lock-up agreements are attached to this report as Exhibits 4.3.1, 4.3.2 and 4.3.3.

Placement Agent Engagement Agreement

On October 16, 2007 Shanghai Medical entered into an agreement with Rosewood Securities, LLC, a division of Capital Investment Services, Inc. (“CIS”), under which, in exchange for compensation described below, CIS agreed to provide financial advisory and other services to Shanghai Medical, including assistance in identifying a shell company that was an appropriate target for a reverse merger transaction through which Shanghai Medical could become a public company. Pursuant to that agreement, CIS worked to to facilitate the reverse merger and private financing transactions described in this Current Report. The compensation to CIS under the terms of the agreement consists a financing fee, payable upon the closing of the private financing, equal to 10% of the amount of the financing (less $85,000, the amount by which the cost of the shell exceeds $500,000), or $1,168,200 plus warrants to purchase 10% of the securities of the Company sold to investors in the private financing at 125% of the effective purchase price per common share of the private financing. In addition to these fees, Shanghai Medical is subject to penalties in the event that during the first two years after the closing of the private financing, it uses the services of any private placement agent or similar entity other than CIS to complete additional financing.

Aside from the relationship described above and in “Shell Brokerage Fee” below, there is no relationship between CIS and its affiliates, on the one hand, and the Company and its affiliates on the other.

The placement agent agreement is attached to this Current Report as Exhibit 10.4.

Shell Brokerage Fee

On April 14, 2008 Shanghai Medical and Belmont an affiliate of Rosewood Securities, LLC Division of CIS, entered into an agreement pursuant to which Shanghai Medical agreed to pay Belmont for identifying the Company as an appropriate shell company target for a reverse merger for Shanghai Medical and assisting Shanghai Medical in the negotiation of the reverse merger transaction, a number of shares of common stock of the Company equal to the difference between (a) 5% of the fully diluted shares of common stock of the Company giving effect to the reverse merger and related financing and (b) the number of shares of common stock held by non-affiliates of the Company immediately after the consummation of the reverse merger transaction. Pursuant to such agreement, the Company issued to Belmont 821,429 shares of common stock on April 15, 2008.

The shell brokerage agreement is attached to this Current Report as Exhibit 10. 5.

PRC Restructuring Arrangements

Immediately following, and on the same date as, the above transactions, ABMT executed a series of agreements with Shanghai Medical, as a result of which ABMT acquired control over Shanghai Medical’s business, personnel and finances as if it were a wholly owned subsidiary of ABMT (collectively, the "Entrustment Agreements"). The reasons that ABMT used the Entrustment Agreements to acquire control of Shanghai Medical, instead of using a complete acquisition of Shanghai Medical's assets or equity to make Shanghai Medical a wholly-owned subsidiary of ABMT, are that (i) new PRC laws governing share exchanges with foreign entities, which became effective on September 8, 2006, make the consequences of such acquisitions uncertain and (ii) other than by share exchange, PRC law requires that Shanghai Medical be acquired for cash and ABM was not able to raise sufficient financing at a valuation acceptable to it to pay the full appraised value for Shanghai Medical’s assets or shares as required under PRC law.

Certain of the transactions contemplated by the Entrustment Agreements  are in the process of being completed: (i) ABMT must complete the contribution of its registered capital and obtain a new business license from Beijing Branch of the PRC State Administration for Industry and Commerce to reflect the contributed capital; and (ii) after such contribution of the registered capital, ABMT must transmit to Shanghai Medical the full principal amount of a loan made under the Entrustment Agreements.

According to relevant PRC regulations and the articles of association of ABMT, 15% of the registered capital of ABMT (the “First Installment”) shall be contributed within ninety (90) days after the issuance of its business license, and the remainder shall be paid within two years after such issuance. ABMT currently has a temporary business license, issued on January 23, 2008 by Beijing Branch of the PRC State Administration for Industry and Commerce. If the First Installment is not contributed by ABM on time, ABMT’s business license will be canceled. We anticipate that the first installment will be contributed on April 22, 2008, the day after the date of this Current Report.

PRC Entrustment Agreements

The following is a summary of the material terms of each of the Entrustment Agreements, the English translation of each of which is annexed as an exhibit to this report.

Consigned Management Agreement

The Consigned Management Agreement, among ABMT, Shanghai Medical, and all of the individual shareholders of Shanghai Medical, holding 98.15% of the outstanding equity interests in Shanghai Medical (the “Majority Shareholders”), provides that ABMT will provide financial, technical and human resources management services to Shanghai Medical that will enable ABMT to control Shanghai Medical’s operations, assets and cash flow, and in exchange, Shanghai Medical will pay a management fee to ABMT equal to 12% of Shanghai Medical’s annual revenue. The management fee for each year is due by January 31 of the following year. The term of the agreement is until ABMT acquires all of the equity or assets of Shanghai Medical; therefore, the agreement essentially provides for ABMT to control Shanghai Medical indefinitely.

The Consigned Management Agreement is attached to this Current Report as Exhibit 10.9.

Technology Service Agreement

The Technology Service Agreement, among ABMT, Shanghai Medical, and the Majority Shareholders provides that ABMT will provide technology services, including the selection and maintenance of Shanghai Medical’s computer hardware and software systems and training of Shanghai Medical employees in the use of those systems, and in exchange, Shanghai Medical will pay a technology service fee to ABMT equal to 3% of Shanghai Medical’s annual revenue. The technology service fee for each year is due by January 31 of the following year. The term of the agreement is until ABMT acquires all of the equity or assets of Shanghai Medical.

The Technology Service Agreement is attached to this report as Exhibit 10.11.

Loan Agreement

The Loan Agreement, among ABMT, Shanghai Medical and the Majority Shareholders, provides that ABMT shall, at its own discretion, entrust a bank (“Loan Bank”) to grant loan to Shanghai Medical, and they agree to execute the Entrusting Loan Agreement with the Loan Bank under the condition that it will abide by this Agreement and perform the obligations thereunder. The aggregate principal amount of the loan (“Total Principal”) shall be RMB 56 million (approximately $8 million), and to secure the performance of the obligations assumed by the Majority Shareholders and ABMT, the Majority Shareholders agreed to pledge its equity to ABMT under the Equity Pledge Agreement described below. Furthermore, in accordance with the Loan Agreement, ABMT shall be entitled, at its own discretion, to provide the loan to each of the Majority Shareholders by delivering a three (3)-day’s prior written notice to the parties thereunder, and in exchange, such Majority Shareholders agreed that the loan would then be used to increase the registered capital of Shanghai Medical.

The loan is repayable upon the written notice send by ABMT to Shanghai Medical (the “Repayment Notice”) and at the option of ABMT either in cash or by transfer of Shanghai Medical’s equity or all of its assets to ABMT.

The loan does not bear interest, except that if (1) ABMT is able to purchase the equity or assets of Shanghai Medical, and (2) the consideration for equity transfer or for assets transfer, is higher than the Total Principal as a result of the requirements of the then applicable law or any other reasons, the excess shall be deemed to be the loan interest and /or utilizing fees of the loan to the largest extent being permitted by PRC Laws, and be repaid to ABMT by Shanghai Medical together with the Total Principal.
The effect of this interest provision is that, if and when permitted under PRC law, ABMT may acquire all of the equity or assets of Shanghai Medical by forgiving the loan, without making any further payment.

However, if the consideration for equity transfer or assets transfer is lower than the Total Principal thereunder, Shanghai Medical shall be exempted from the shortfall repayment obligation. The effect of this provision is that (insofar as allowable under PRC law) Shanghai Medical may satisfy its repayment obligations under the loan by transferring all of its equity or assets to ABMT, without making any further payment.

The Loan Agreement also contains promises from Shanghai Medical that during the term of the agreement, Shanghai Medical does not take certain actions without the prior written consent of ABMT, including (i) supplementing or amending its articles of association or bylaws, (ii) changing its registered capital or shareholding structure, (iii) transferring, mortgaging or disposing of any interests in its assets or income, or encumbering its assets or income in a way that would affect ABMT’s security interest, (iv) incurring or guaranteeing any debts not incurred in its normal business operations, (v) entering into any material contract (exceeding RMB 5,000,000, or approximately $700,000, in value), unless it is necessary for the company’s normal business operations; (vi) providing any loan or guarantee to any third party; (vii) acquiring or consolidating with any third party, or investing in any third party; and (viii) distributing any dividends to the shareholders in any manner. In addition, the Loan Agreement provides that at ABMT’s request, Shanghai Medical will promptly distribute all distributable dividends to the shareholders of Shanghai Medical.

The funds that ABMT used to make the loan came from the proceeds received by us, its indirect parent company, in the private placement transaction described in Section 1.01 of this Current Report.

The Loan Agreement is attached to this Current Report as Exhibit 10.10.

Exclusive Purchase Option Agreement

The Exclusive Purchase Option Agreement, among ABMT, Shanghai Medical, Majority Shareholders and Shanghai Health Industry Development Center, holding 1.85% of equity interests of Shanghai Medical ( “Industry Center” thereunder), provides that Shanghai Medical will grant ABMT an irrevocable and exclusive right to purchase all or part of Shanghai Medical’s assets, and the Majority Shareholders will grant ABMT an irrevocable and exclusive right to purchase all or part of their equity interests in Shanghai Medical, and Industry Center agreed to waive its pre-emptive right on the equity sold by Majority Shareholders irrespective of the condition and price of purchase. Either right may be exercised by ABMT in its sole discretion at any time that the exercise would be permissible under PRC law, and the purchase price for ABMT’s acquisition of equity or assets will be the lowest price permissible under PRC law. Shanghai Medical and the Majority Shareholders are required to execute purchase agreements and related documentation within 30 days of receiving notice from ABMT that it intends to exercise its right to purchase.

The Exclusive Purchase Option Agreement contains promises from Shanghai Medical and the Majority Shareholders, including promises that they will only appoint candidates nominated by ABMT as the directors of Shanghai Medical, and shall not replace such candidates without ABMT’s prior written consent, voting to dissolve or declaring dividends, that could impair ABMT’s security interest in the equity of Shanghai Medical or reduce its value. These promises are substantially the same as those contained in the Loan Agreement described above.

The agreement will remain effective until ABMT or its designees have acquired 100% of the equity interests of Shanghai Medical or substantially all of the assets of Shanghai Medical. The exclusive purchase options were granted under the agreement on April 15, 2008.

The Exclusive Purchase Option Agreement is attached to this Current Report as Exhibit 10.6.

Equity Pledge Agreement

The Equity Pledge Agreement, among ABMT, Shanghai Medical, and the Majority Shareholders, provides that the Majority Shareholders will pledge all of their equity interests in Shanghai Medical to ABMT as a guarantee of the performance of the Majority Shareholders’ obligations and Shanghai Medical’s obligations under each of the other PRC Entrustment Agreements. Under the Equity Pledge Agreement, the Majority Shareholders have also agreed (i) to cause Shanghai Medical to have the pledge recorded at competent PRC Bureau for Industry and Commerce, (ii) to deliver any dividends received from Shanghai Medical during the term of the agreement into an escrow account under the supervision of ABMT, and (iii) to deliver Shanghai Medical’s official shareholder registry and certificate of equity contribution to ABMT.

The Equity Pledge Agreement contains promises from Shanghai Medical and the Majority Shareholders that they will refrain from taking actions, such as voting to dissolve or declaring dividends, that could impair ABMT’s security interest in the equity of Shanghai Medical or reduce its value. These promises are substantially the same as those contained in the Loan Agreement described above.

The Equity Pledge Agreement is attached to this Current Report as Exhibit 10.7.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

As a result of the share exchange and reverse merger transactions described above, we ceased being a shell company as that term is defined in Rule 12b-2 and, through our newly-acquired subsidiary ABM and the companies it controls, entered into the business of distributing and selling HDE and Disposables and providing diagnostic services and consulting services in the PRC. That business and the nature of our control over it are described in this section.

Our Corporate Structure

Our current corporate structure is set forth below:

Contractual Arrangement

Organizational History of Aamaxan Transport Group, Inc.

We were incorporated on June 3, 1998 under the laws of the State of Delaware as Worthington Venture Fund Inc. ("Worthington Delaware"). On August 14, 1998, Worthington Delaware's name was changed to Admax Technology, Inc. ("Admax"). On August 28, 1998, Admax merged with Worthington Venture Fund, Inc. ("Worthington Utah"), a non-operating Utah shell corporation, and changed its name to Aamaxan Transport Group, Inc.

Prior to the reverse merger transaction discussed in this Current Report, the Company was considered a "shell company" as it had no or nominal operations. During the years ended January 31, 1999 and 2000, the Company attempted to acquire certain companies and assets. Although acquisition agreements were executed, shares of common stock were issued and only partially cancelled and funds advanced, these acquisitions did not close and the acquisitions were written off. The Company was dormant from mid-2000 until recently. On or about May 11, 2006, the Company's registration statement filed with the SEC on Form 10-SB became effective. Accordingly, at that time the Company resumed the filing of periodic reports with the Securities Exchange Commission.

On April 4, 2008 we entered into a stock purchase agreement with Kamick Assets Limited (“KAL”), a British Virgin Island company, and our then-current director Marc Juliar, pursuant to which, for a purchase price of $585,000 in cash, KAL acquired from Mr. Juliar 65,428 shares of our Common Stock and the right to nominate all members of our board. Pursuant to this agreement, our former sole director and officer resigned from his executive positions effective April 15, 2008, and resigned as a director effective ten days after a Form 14F-1 is filed with the SEC and distributed to our shareholders. Since April 15, 2008 Mr. Chen Zhong has been serving as our Chairman and Chief Executive Officer and Ms. Michelle Zhao has been serving as our Chief Financial Officer. Mr. Chen Zhong holds an option to buy a 100% ownership interest in KAL. Messrs. Chen Zhong and Ms. Zhao each hold similar management positions at KAL, ABMT and Shanghai Medical. The Stock Purchase Agreement is attached to this Current Report as Exhibit 10.11.

On April 15, 2008, we consummated a share exchange transaction with KAL, in which we exchanged 14,991,812 shares of our common stock, par value $0.0001 per share, for all of the issued and outstanding stock of ABM held by KAL. As a result of the share exchange transaction, ABM became our wholly-owned subsidiary, and ABMT became our indirectly wholly-owned subsidiary.

In connection with the share exchange transaction, on April 15, 2008, we consummated a private financing transaction, in which we issued an aggregate of 4,008,812 shares of our Series A Preferred and warrants (including a warrant issued to the placement agent of the private financing transaction) to purchase an aggregate of2,404,913 shares of our common stock, in exchange for $12,532,000 in gross cash proceeds. The share exchange transaction and the private financing transaction are collectively referred to hereafter as the “reverse merger transaction.”

Concurrent with the reverse merger transaction, ABMT entered into a series of contractual arrangements with Shanghai Medical, which give ABMT control over Shanghai Medical’s business, personnel and finances as if it were a wholly owned subsidiary of ABMT. Shanghai Medical cannot be a wholly owned subsidiary of ABMT at this time (i) because of substantial uncertainty with respect to new PRC laws which became effective on September 8, 2006 governing share exchanges with a foreign entity and (ii) because other than by share exchange, PRC law requires that Shanghai Medical be acquired for cash and ABM was not able to raise sufficient financing at a valuation acceptable to it to pay the full value for Shanghai Medical’s assets. The transactions contemplated by these contractual arrangements are collectively referred to hereinafter as the “PRC restructuring transaction.”

Shanghai Medical is in the business of distributing and selling HDE and Disposables and providing diagnostic services and supplies and providing consulting services. Our principal products are hemodialysis machines manufactured by Fresenius Medical Corp., the world leading manufacturer of such equipment. In diagnostics we are a representative of Roche Pharmaceuticals, the world leader in diagnostics. As a result of the reverse merger transaction and the PRC restructuring transaction, we ceased being a shell company as such term is defined in Rule 12b-2 under the Exchange Act and are now engaged in distributing and selling HDE, Disposables and providing diagnostic services and supplies and consulting services in the PRC.

Organizational History of Kamick Assets Limited, Asia Business Management Group Limited, Anhante (Beijing) Medical Technology Co., Ltd. and Shanghai Medical Technology Co., Ltd.

KAL was incorporated on September 30, 1999 in the Territory of the British Virgin Islands. ABM, a wholly-owned subsidiary of KAL, was incorporated as Kunsite Assets Limited in the Territory of the British Virgin Islands on August 12, 1999. On February 21, 2000 its name was changed to Asia Business Management Group Limited. On January 23, 2008, ABMT was incorporated by ABMT under the PRC law. Prior to the reverse merger, none of KAL, ABM or ABMT had any business operations, assets or liabilities, apart from fundraising activities for Shanghai Medical and serving as Shanghai Medical’s holding companies.

Shanghai Medical was initially formed as a limited liability company in the PRC on June 28, 2005 under the name of Shanghai Atrip Medical Technology Co., Ltd. by Chen Zhong, Yang Fang, Zhang Zhongquing, Wang Xueyou and Shanghai Health Industry Development Center, holding 28.4%, 28.3%, 10%, 28.3% and 5% of the equity interests in Shanghai Medical, respectively. Shanghai Medical was initially formed to engage through subsidiaries in the business of distributing and selling HDEand Disposables.The registered capital of Shanghai Medical was RMB 1,000,000. Pursuant to an Agreement of Transfer of Equity Interests, on December 5, 2006 Chen Zhong transferred his 28.4% interest to Xu Min. Pursuant to an Agreement of Transfer of Equity Interests, on March 27, 2007 Xu Min and Zhangqing transferred, respectively, 28.4% and 10% of the equity interests in Shanghai Medical to Chen Zhong and Wang Xueyou transferred 14.1% of the equity interests to Chen Zhong and 14.2% to Yang Fang. On June 5, 2007, Shanghai Medical’s registered capital was increased to RMB 10,000,000 and Vantage Pharmaceutical Technology Co., Ltd. (“Vantage”) subscribed for capital of RMB 6,300,000 through a contribution of intellectual property. On August 29, 2007 pursuant to an Equity Interests Transfer Agreement, Yang Fang and Vantage transferred 11.475% and 63%, respectively, of the equity interests to Chen Zhong. At present the shares of capital stock of Shanghai Medical are held as follows: Chen Zhong 93.9%, Yang Fang 4.25% and Industry Center 1.85%. Shanghai Medical currently has four subsidiaries. . As stated above, shareholders holding an aggregate of 98.15% of Shanghai Medical’s equity, which, has been pledged to ABMT along with irrevocable proxies.

Set forth below is the percentage of ownership interest in Shanghai Medical owned by each of the members of the board of directors and executive officers of the Company as of April 15, 2008:

Name	Position	Ownership Percentage
Chen Zhong	CEO, Director, Chairman of the Board	93.9%

Total		93.9%

OVERVIEW OF OUR BUSINESS

As a result of the consummation of the reverse merger, and the PRC restructuring transaction, we are now engaged in the business of distributing and selling HDE and Disposables. We also provide consulting services regarding product registration and clinical trials, hardware and facility operations of our customers and logistics regarding pharmaceuticals, Disposables and other supplies. Our principal product is HDE, which is mainly used by hospitals and other medical facilities. We have recently entered a contract to act as exclusive PRC representative of Roche for certain new diagnostic products and to provide diagnostic services and supplies, representing Roche. We also own 20% of Ningbo Tianyi Medical Device Co. Ltd., a domestic manufacturer of hemodialysis disposables.

Our customers are primarily hospitals and healthcare clinics treating kidney disease in the PRC. As the market for HDE and related products is still an emerging market, official data about the industry in general and competition in particular have not been readily available. We estimate that we sold more HDE than any other distributor in the PRC in 2006 and 2007. In 2006, we recognized revenue of $21,690,000 from sales of HDE. In 2007, we recognized revenue of $30,710,000 from sales of HDE. We sell our products both directly, through our sales employees, and indirectly, through 20 independent subdistributors. Our sales network covers greater Shanghai and other provinces in the highly populated East coast of the PRC.

Our service customers, addition to our dialysis customers, include Chinese and foreign developers of pharmaceuticals and medical devices wishing to obtain approval for sale in the PRC.

We generate our revenues from primarily from sales of HDE and related products also involved in the treatment of kidney disease, Disposables. Having a broad array of equipment, supplies and medicines used in the treatment of kidney disease, and especially with the addition of diagnostics, enables us to leverage our relationships with decision makers in medical facilities and allows our customers more options and flexibility to accommodate their special requirements, preferences and ongoing requirements.

Over time we plan to diversify our product offering, expand our geographic market coverage and expand our diagnostics, service centers and products, and ultimately to establish and manage hemodialysis treatment clinics. We have recently signed a two-year contract with Roche under which we will be the exclusive representative of Roche in certain of its diagnostic products throughout the PRC. These sales will require individual approval of pricing in each city or other locality.

Renal Industry Overview

We offer life-maintaining and life-saving dialysis products in a market which is characterized by a favorable demographic, economic and social development. In the PRC there are approximately 6,800 hospitals and clinics where patients can go to receive hemodialysis treatment, or one for every 192,000 people in the population (compared to 4,500 locations, or one for every 67,000 people in the US). Considering the vast distances which separate many people in the PRC, there is an urgent and growing need for more treatment locations and equipment. As the PRC economy grows and strengthens, there is a strong motivation to spread the treatment centers from the heavily populated Eastern cities to a far wider area of the country to make treatment available more widely throughout the country. The national government has recognized this by adopting a national health insurance program similar to Medicare and Medicaid in the U.S. This program, being implemented over the 2007-2010 period, is substantially increasing the people who can afford hemodialysis treatment.

End-Stage Renal Disease

End-stage renal disease (“ESRD”) is the stage of advanced chronic kidney disease that is characterized by the irreversible loss of kidney function and requires regular dialysis treatment or kidney transplantation to sustain life. A normally functioning human kidney removes waste products and excess water from the blood, which prevents toxin buildup, water overload and the eventual poisoning of the body. Most patients suffering from ESRD must rely on dialysis, which is the removal of toxic waste products and excess fluids from the body by artificial means. A number of conditions — diabetes, hypertension, glomerulonephritis and inherited diseases — can cause chronic kidney disease. The majority of all people with ESRD acquire the disease as a complication of one or more of these primary conditions.

There are currently only two methods for treating ESRD: dialysis and kidney transplantation. Scarcity of compatible kidneys limits transplants. Therefore, most patients suffering from ESRD rely on dialysis.

There are two major dialysis methods commonly used today, hemodialysis (“HD”) and peritoneal dialysis (“PD”). These are described below under “Dialysis Treatment Options for ESRD.” Based upon industry sources, we estimate the worldwide ESRD patient population was approximately 2.15 million at the end of 2007. Of these patients, we estimate that around 1.65 million were undergoing dialysis treatment, and approximately 500,000 people were living with kidney transplants. Of the estimated 1.65 million dialysis patients treated in 2007 approximately 90% million received HD and about 10% received PD. Generally, an ESRD patient’s physician, in consultation with the patient, chooses the patient treatment method, which is based on the patient’s medical conditions and needs.

Fresenius has estimated that the total number of patients who received dialysis for chronic ESRD was 1,400,000 at the end of 2007. Only approximately 80,000 of these patients were in the PRC. We expect this number to more than double over the next three years. In contrast to the growth rate of 3-5% in the developed countries in North America, Europe and Japan, where relatively easy access to modern treatment facilities is established, we expect a growth rate in the range of 15-30% in the PRC as the number of facilities and insurance coverage increases in a wider geographic area.

We believe that the continuing growth in the number of dialysis patients is principally attributable to:

•	increased general life expectancy,

•	shortage of donor organs for kidney transplants;

•	improved dialysis technology that makes life-prolonging dialysis available to a larger patient population;

•	greater access to treatment as more treatment centers open; and

•	better treatment and survival of patients with hypertension, diabetes and other illnesses that lead to ESRD.

Dialysis Treatment Options for ESRD

Hemodialysis.  Hemodialysis removes toxins and excess fluids from the blood in a process in which the blood flows outside the body through plastic tubes known as bloodlines into a specially designed filter, called a dialyzer. The dialyzer separates waste products and excess water from the blood. Dialysis solution flowing through the dialyzer carries away the waste products and excess water, and supplements the blood with solutes which must be added due to renal failure. The treated blood is returned to the patient. The hemodialysis machine pumps blood, adds anti-coagulants, regulates the purification process and controls the mixing of dialysis solution and the rate of its flow through the system. This machine can also monitor and record the patient’s vital signs.

Hemodialysis patients generally receive treatment three times per week, typically for three to five hours per treatment. The majority of hemodialysis patients receive treatment at outpatient dialysis clinics, where hemodialysis treatments are performed with the assistance of a nurse or dialysis technician under the general supervision of a physician.

According to government and industry reports, hemodialysis patients represented approximately 91-96% of all dialysis patients in the U.S., Europe and Japan, and 84% in the rest of the world, probably reflecting in part the more limited access to treatment centers and equipment in the developing world, including the PRC. Thus, hemodialysis is the dominant therapy method worldwide.

Peritoneal Dialysis.  Peritoneal dialysis removes toxins from the blood using the peritoneum, the membrane lining covering the internal organs located in the abdominal area, as a filter. Most peritoneal dialysis patients administer their own treatments in their own homes and workplaces, either by a treatment known as continuous ambulatory peritoneal dialysis or CAPD, or by a treatment known as continuous cycling peritoneal dialysis or CCPD. In both of these treatments, a surgically implanted catheter provides access to the peritoneal cavity. Using this catheter, the patient introduces a sterile dialysis solution from a solution bag through a tube into the peritoneal cavity. The peritoneum operates as the filtering membrane and, after a specified dwell time, the solution is drained and disposed. A typical CAPD peritoneal dialysis program involves the introduction and disposal of dialysis solution four times a day. With CCPD, a machine pumps or “cycles” solution to and from the patient’s peritoneal cavity while the patient sleeps. During the day, one and a half to two liters of dialysis solution remain in the abdominal cavity of the patient.

Description of Our Products and Services

Distribution:

Hemodialysis Equipment

Our principal products have been the Fresenius line of dialyzers (HD 4008B, CRRT, HD 4008S Basic, HD 4008S, HD 4008S-ONLINE, and HD 4008S-Online Plus and disposables (tubes, filters, catheters, etc.) used once in hemodialysis and then discarded, all used in hospitals and medical facilities.

Hemodialysis Disposables

Each hemodialysis treatment requires a number of sterile medical devices and supplies, such as catheters, clamps, filters, needles, tubes and containers, which are used once and then discarded. These Disposables, some of which are manufactured by our strategic 20%-owned manufacturing affiliate, Ningbo Tianyi, are a major product in our distribution. The medical facilities and healthcare providers need to coordinate inventories and delivery schedules of disposables with precision and reliability to assure quality patient care and to avoid disruption or adverse results. We assist our customers in fulfilling this need with our logistics and consulting services.

Hemodialysis Diagnostics

Treatment centers use diagnostic equipment and testing in connection with hemodialysis treatments to evaluate the elimination of certain components of the blood and to supplement others. We provide diagnostic services to hemodialysis treatment centers.

Services:

Our knowledge of the healthcare and regulatory system in the PRC enables us to provide valuable consulting services to both Chinese and international developers of pharmaceuticals and medical devices in connection with clinical testing, government review and registration and approval for distribution in the PRC. Out consulting clients include Roche (Roche Diagnostics and Roche Pharmaceuticals), the largest manufacturer of hemodialysis diagnostics products, Fresenius AG (Fresenius Medical Care), the largest manufacturer of hemodialysis machines in the world, and Nippon Mitsubisish Pharmaceuticals, one of the largest providers of hemodialysis pharmaceuticals.

Working with our partner, Fresenius, we provide hemodialysis hardware and facilities consulting and maintenance service.

With our partner Roche Diagnostics we have begun to offer diagnostics services to our hemodialysis customers. We believe that this business will expand as we further leverage our good relationships with healthcare facilities and providers and our working relationship with the world’s leading hemodialysis diagnostics company.

With support from our manufacturing partner, Ningbo Tianyi, we provide logistics (warehousing and distribution) services to our healthcare customers regarding hemodialysis Disposables.

Our Product/Marketing Strategy

Our current business, in alliance with world and Chinese leading companies, has made us the largest distributor in the hemodialysis market in China. Our product/marketing strategy focuses on using our relationships with our customers and subdistributors, strategic investors, stategic joint venture partners and suppliers and government regulatory officials. We believe that our management’s experience and reputation helps us to identify and assure high quality in the products and services which we offer, relevance and needs in our customer base and a practical knowledge of new medical devices and pharmaceuticals which can be approved in the PRC. Currently, we are focused on distribution of hemodialysis equipment and supplies in Eastern China, but believe that we can expand into other geographic markets and expand our products and services to our existing and future customers.

Implementing our product/marketing strategy involves the following:

Expanding and Strengthening Our Product Lines. We hope to leverage our relationships and technical expertise to expand our product offerings by adding new pharmaceutical and medical devices to our products.

Expanding and Strengthening Our Distribution Network in the PRC and then outside of the PRC. Our success so far has been in part because our focus has been on the richest and largest city in the PRC in an era when much healthcare, including hemodialysis, has been on a pay as you go basis, with limited health insurance resources. Over the next few years, as the new governmental national health insurance program spreads to cover many more people, distributing hemodialysis equipment and Disposables will become economically feasible in vast new areas of China and will become available to millions more people. We plan to expand our distribution of our current products to other strategic regions of the PRC both through directly and through possible acquisitions. We believe that our experience and size will permit us to achieve economies of scale in this process.

Sales and Marketing

We sell our products directly through our sales employees and indirectly through independent subdistributors. As of the date of this Current Report, we have 20 of our 45 employees engaged in sales. In addition we have 20 outside sales representatives covering Shanghai, and parts of Eastern China. Our representatives develop relationships on our behalf and generate purchase orders, which we fill directly, paying a performance-based commission to the representatives.

Suppliers

We purchase hemodialysis equipment at wholesale prices from Fresenius and resell it at higher prices. For threeyears we have had a distribution agreement with Fresenius which makes us the exclusive distributor of their products in greater Shanghai. Of Fresenius’ five PRC distributors we are by far the largest and we believe that we have a good long-term relationship with Fresenius, which has seconded one of their employees to work at our company.

Under our agreement effective January 1, 2008 with Roche, we are the exclusive distributor of Roche’s Coaguchek XS and PT Test diagnostics products in the PRC from January 1, 2008 until March 31, 2010.

We purchase Disposables from our affiliated manufacturer, Ningbo Tianyi, and others. We purchase Pharmaceuticals from our joint venture partners, Roche and Nippon Mitusbishi Pharmaceutical, and others. We generally have long-term relationships with our suppliers, but no written contracts with them as the materials we need are generally available in the market.

Customers

Our current customers number over 200 medical facilities in metropolitan Shanghai and Eastern China. They include 60 hospitals, including the five largest hospitals in Shanghai, and 30 public health. The following table presents, for the periods indicated, our largest customers by revenue:

customer	Amount purchased (in RMB)	Amount purchased ($)	Percentage of Total Purchases (%)
Heilongjiang Changji Medical Equipment Co. Ltd.	17,196,581.19	2,199,754.55	9.61%
Changchun Jinli Medical Equipment Co. Ltd.	16,512,820.53	2,112,289.16	9.23%
Shanghai Zhenwei Medical Equipment Co. Ltd.	10,098,600.02	1,291,794.05	5.64%
Shanghai Guangci Medical High technology Co. Ltd.	8,529,098.29	1,091,026.32	4.77%
Nanjing Dakang Medical Equipment Co. Ltd.	8,201,751.29	1,049,152.71	4.58%
Shanghai Beiyi Commercial & Trade Co. Ltd.	7760,860.92	992,754.83	4.34%
Suzhou Songhe Economic & Trade Co. Ltd.	7,049,706.42	901,785.28	3.94%
Shenyang Yiliao Commercial & Trade Co. Ltd.	6,871,794.87	879,027.17	3.84%
Beijing Hongxinhua Science & Trade Co. Ltd.	6,769,230.78	865,907.36	3.78%
Shanghai Jingan Center Hospital	6,721,591.47	859,813.43	3.76%

Technology and Research and Development

We are doing research and development on diagnostics with Roche Diagnostic, the world leader in this field.

For the fiscal year ended December 31, 2007 and 2006, respectively, we expended approximately $4,000,000 and $3,000,000 on R&D activities.

Competition

Hemodialysis Equipment

Our main competitors in the distribution of HDE and their estimated share of the PRC market are Nanjing Darui (8%), Chengdu Feiya (8%) and Guangdong Dipong (7%). We believe that we are the leading HDE distributor in the PRC, with approximately 10% of the national market. We are by far the largest Fresenius distributor in China. Our supplier, Fresenius, is the leading manufacturer exporting to the PRC, with about 45% market share. Its main competitors and their estimated shares of the PRC market are Nippon Manufacture (25%), Gambro’s (15%) and Baxter International (5%) . So far, no Chinese manufacturers have become competitive with the global market leaders who compete in China.

Intellectual Property

Patents

We hold the following patents:

Application No.	Bulletin No.	Applicant	Name of the Patent	Author	Publication Date	Issuance Date
200510028341.0	1903206A	Shanghai Medical	Alprostadil Lyophilize Emulsion and Its Producing Means	Xiang Wei	July 29, 2005	January 31, 2007

Utility Model of Platelet Collection and Storage System:

Certificate No.	Patent No.	Patentee	Author	Application Date	Issuance Date
625562	ZL 03229879.X	SPHIC	Bao Ping	March 28th, 2003	July 7th, 2004

On October 10th, 2005, Shanghai Medical entered into the Patent Transfer Agreement with Shanghai Pharmaceutical & Hemo -Tech International Co., Ltd. (“SPHIC”), which provided that SPHIC should transfer the above patent for utility model to Shanghai Medical. Shanghai Medical is processing such transfer procedures.

Certificate No.	Patent No.	Patentee	Author	Application Date	Issuance Date
624113	ZL 03229880.3	SPHIC	Bao Ping	March 28th, 2003	July 7th, 2004

On October 15th, 2005, Vantage entered into the Patent Transfer Agreement with SPHIC, which provided that SPHIC should assign its above patent for utility model to Vantage. Pursuant to the confirmation of SPHIC, Vantage has paid up the fees for such patent transfer. According to the explanation of Vantage, it is processing such transfer procedures.

Other Intellectual Property Rights Protections in the PRC.

In addition to patent and trade secret protection law in the PRC, we also rely on contractual confidentiality provisions to protect our intellectual property rights. Our R&D personnel and executive officers are subject to confidentiality agreements to keep our proprietary information confidential. In addition, they are subject to a one-year covenant not to compete following the termination of employment with our company. Further, they agree that any work product belongs to our company.

Insurance

We currently do not carry any product liability or other similar insurance, nor do we have property insurance covering our plant, manufacturing equipment and office building. While product liability lawsuits in the PRC are rare and Shanghai Medical has never experienced significant failures or accidents, there can be no assurance that Shanghai Medical would not face liability in the event of any failure or accident.

Shanghai Medical maintains social insurance for their staff and employees in accordance with relevant compulsory requirements under the PRC laws and have compulsory insurance and fixed-sum insurance for cars and other vehicles.

Employees

Presently, we have 45 full-time employees. 60% of our employees have college or higher degrees.

Government Regulation

On January 4, 2000, PRC National Congress promulgated the Regulations for the Supervision and Administration of Medical Appliance in effect on April 1, 2000, which provided the regulations regarding the production, operation and usage of medical appliance. On August 9, 2004, State Food and Drug Administration (former State Drug Supervision and Administration Bureau) promulgated Measures for the Administration of Licenses for Medical Appliance Operation Enterprises in effect on the promulgation date, which provided the conditions, procedures and modification of application for licenses of Medical Appliance Operation Enterprise.

Shanghai Medical holds the License for Medical Appliance Operation Enterprises (Hu Yao Guan Xie Jing Ying Xu No. 05305202) issued by Shanghai Food and Drug Administration on the date of June 7th, 2005. The licensed scope shall be the third class: extracorporeal circulation and blood purification/disposal system and puncture needle, the validity term of which shall be five years. SPHIC holds the License for Medical Appliance Operation Enterprises (No.Hu 141411) issued by Shanghai Food and Drug Administration on August 27th, 2007, the valid term of which is from September 26th, 2007 to September 25th, 2012.

The PRC State Administration of Foreign Exchange, or SAFE, issued a public notice (the "October Notice"), effective as of November 1, 2005, and implementation rules in May 2007, which require registration with SAFE by the PRC-resident shareholders of any foreign holding company of a PRC entity. In the event that Mr. Chen Zhong, a PRC resident, acquires all the shares of KAL pursuant to the Call Option Agreement dated as of April 14, 2008 between Mr. Chen and Shao Ganghua, these regulations will apply to Mr. Chen Zhong. In the absence of such registration, the PRC entity (in our case both ABMT and Shanghai Medical) cannot remit any of its profits out of the PRC as dividends or otherwise. At present, ABMT has obtained a SAFE certificate from SAFE’s Beijing office on March 17, 2007. Our PRC counsel advised us that the SAFE certificate will allow ABMT to distribute dividends and profits out of the PRC.

Pursuant to the new PRC enterprise income tax law effective on January 1, 2008, general enterprises are subject to income tax at an effective rate of 25%. ABMT is attempting to apply to be treated as a high-technology company, but there can be no assurance that this will bring us any tax preference.

Other than the foregoing, Shanghai Medical is not subject to any other significant government regulation of its business or production, or any other government permits or approval requirements, except for the laws and regulations of general applicability for corporations formed under the laws of the PRC.

As of the date of this Current Report, we believe we are in compliance with all relevant PRC rules and regulations with regards to our facilities, supply and overall operation as a distributor of our products.

FINANCIAL INFORMATION

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND
RESULTS OF OPERATION

DISCLAIMER REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this report, including statements in the following discussion, which are not statements of historical fact, may be deemed to be "forward-looking statements" which are basically statements about the future. For that reason, these statements involve risk and uncertainty since no one can accurately predict the future. Words such as "plans," "intends," "will," "hopes," "seeks," "believes," "anticipates," "expects," and the like, often identify such forward-looking statements, but are not the only indication that a statement is a forward-looking statement. Such forward-looking statements include statements concerning our plans and objectives with respect to the present and future operations of Shanghai Medical Technology Co., Ltd. (the "Company," and statements which express or imply that such present and future operations will or may produce revenues, income or profits. Numerous factors and future events could cause the Company to change such plans and objectives, or fail to successfully implement such plans or achieve such objectives, or cause such present and future operations to fail to produce revenues, income or profits. Therefore, the reader is advised that the following discussion should be considered in light of the discussion of risks and other factors contained in this report on Form 8-Kand in the Company's other filings with the Securities and Exchange Commission. No statements contained in the following discussion should be construed as a guarantee or assurance of future performance or future results. These forward-looking statements are made as of April 21, 2008; the date of the filing of this Form 8-K, and the Company undertakes no responsibility to update these forward-looking statements.

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the financial statements and accompanying notes for the fiscal years ended December 31, 2007 and December 31, 2006 annexed to this Current Report.

OVERVIEW

We are a medical equipment and supply distribution company established in 2004. We are a leading distributor of supplies and equipment in the hemodialysis industry in Eastern China with our principal clients based in Shanghai. Our products are produced by two large foreign multinationals, Roche (Roche Diagnostics and Roche Pharmaceuticals) and Fresenius, AG. (“Fresenius”) and by a China based OEM, of which we own 20%.

Our strategy is two-fold:

First, we are planning to expand our geographic reach within the PRC by expanding our distribution channels through a traditional Western-style marketing plan into the main commercial markets in China, including, but not limited to, the Pearl River Delta, Beijing and other first tier markets in Eastern China. We believe that this development will be enhanced by recent National Medical Reform within the PRC creating a national healthcare system which we anticipate can allow for a substantial increase in hemodialysis treatments within the PRC over the next decade.

Second, we are planning to expand our business vertically in the hemodialysis field. Currently, we own 20% of a domestic manufacturer of disposable supplies for hemodialysis and plan to expand our presence within production of both equipment and supplies. Disposable supplies are the tubing filters and other disposable items necessary with each hemodialysis treatment. In addition to our current channels, we are intend to launch a chain of diagnostic and treatment centers in the PRC similar to those found in America and other Western nations.

We believe that this vertical integration coupled with geographic expansion against the background of the rapid expansion of China’s middle class and the new National Healthcare program can provide a solid foundation for the expansion of our business.

Our long-term objective is to become a fully integrated medical company in the world’s fastest growing economy; expanding our lead in the hemodialysis and related industries and creating value for patients and their service providers.

RESULTS OF OPERATIONS

The following table shows our operating results for the fiscal years ended December 31, 2007 and 2006.

				Percentage
	2007	2006	Increase/ Decrease	Increase/ Decrease
Net revenues	$34,966,210	$24,092,500	$10,873,710	45.13%
Cost of sales	($21,521,706)	($13,886,632)	($7,635,074)	54.98%
Gross profit	$13,444,504	$10,205,868	$3,238,636	.31.73%
Selling	($899,668)	($507,272)	($392,396)	77.35%
General and administrative	($1,654,103)	($610,664)	($1,043,439)	170.87%
Operating income	$10,890,733	$9,087,932	$1,802,801	19.84% %
Interest income, net	$17,092	$10,773	$6,319	58.66%
Income before income taxes	$10,951,995	$9,098,705	$1,853,290	20.37%
Net income	$7,227,560	$6,083,188	$1,144,372	18.81%
Comprehensive income	$7,851,255	$6,289,526	$1,561,729	24.83%

Net Revenues

Net revenues were $34,966,210 for the fiscal year ended December 31, 2007, an increase of $10,873,710 or 45.13% from $24,092,500 for the fiscal year ended December 31, 2006. Our revenues increased primarily as a result of increase in sales volume in Shanghai and the surrounding district. The increase in sales was primarily due to more sales representatives and marketing work in 2007, additional hospitals and clinics added as customers in 2007, also more patients covered by government payment (insurance).

Hemodialysis equipment and related disposables have been our principal products since inception, generating almost all of our sales. During the nine months ended December 31, 2007, hemodialysis and disposable sales accounted for 99.5% of our net sales.

Cost of Sales

Cost of sales rose to $21,521,706 for the fiscal year ended December 31, 2007, an increase of $7,635,074 or 54.98% from $13,886,632 for the fiscal year ended December 31, 2006. Cost of sales measured as a percentage of net revenues was 61.55%, an increase from 57.63% in 2006. The increase in cost of sales was principally driven by the increase in marketing and sales volume.

Our largest supplier is Fresenus. We purchase all disposable goods from suppliers in the PRC, and have established and maintained good relationships with them. The following charts show the list of our main suppliers in fiscal 2007 and 2006.

Fiscal Year Ended December 31, 2007

Supplier	Amount purchased (in RMB)	Amount purchased ($)	Percentage of Total Purchases (%)
Anhui Xiante Medical Equipment Co. Ltd.	1,386,130.18	177,311.18	1.13%
FreseniusMedical Products (Shanghai) Co. Ltd	115,035,130.70	14,715,079.08	94.06%
NiboTianyi Medical Equipment Co. Ltd.	5,776,623.54	738,934.89	4.72%
China Medical Equipment Co. Ltd.	103,694.00	13,264.34	0.09%

Fiscal Year Ended December 31, 2006

Supplier	Amount purchased (in RMB)	Amount purchased ($)	Percentage of Total Purchases (%)
Anhui Xiante Medical Equipment Co. Ltd.	841,023.12	107,582.11	0.82%
FreseniusMedical Products (Shanghai) Co. Ltd	99,100,107.25	12,676,700.64	96.69%
NiboTianyi Medical Equipment Co. Ltd.	2,042,516.62	261,274.91	1.99%
China Medical Equipment Co. Ltd.	513,465.5	65,681.55	0.50%

Gross Profit

Gross profit for the fiscal year ended December 31, 2007 was $13,444,504 up 31.73% from gross profit of approximately $10,205,868 for 2006. Gross profit margin was 38.45% for the fiscal year ended December 31, 2007 compared to 42.36% for 2006. This decrease of gross margin was due to increasing competition, especially at the larger Level 3 hospitals, which put pressure on the prices we could charge .

Selling, General and Administrative Expenses

Selling expenses were $899,668 for the fiscal year ended December 31, 2007, an increase of $392,396 or 77.35% from $507,272 for the fiscal year ended December 31, 2006. We have incurred more expenses in launching our addition sales volume, together with more marketing activities, including the sustainable training and education programs in doctors and sales representatives. General and administrative expenses were $1,654,103 for the fiscal year ended December 31, 2007, an increase of $1,043,439 or 170.87% from $610,664 for the fiscal year ended December 31, 2006. The increase was due to our efforts in restructuring management to meet the requirements of an expanding enterprise and the financing activities. We have a total of more than 45 people in Shanghai Medical Technology. We have a sales & marketing team of 20 people and have a logistic support team of 10 people. In addition, we have 8 employees in Shanghai and Beijing, working in R&D and registration. Nevertheless, selling expenses and general and administrative expenses remained low during the fiscal year ended December 31, 2007, at 7.30% of net revenues, compared to 4.64% of net revenues for 2006. As we prepare to increase sales and more aggressively address market opportunities, we anticipate an expansion of our sales force to better respond to the market. In addition, we expect that general and administrative expenses will increase for the foreseeable future as a result of our expected continued growth and geographical expansion as well as the costs of fund raising and reporting requirements once we become a public company.

Operating Income

Operating Income was $10,890,733 for the fiscal year ended December 31, 2007, an increase of $1,802,801 or 19.84% from $9,087,932 for the fiscal year ended December 31, 2006. Our operating margins decreased from 37.72% for the fiscal year ended December 31, 2006 to 31.15% for the fiscal year ended December 31, 2007. This operating margin decrease was principally due to decrease of gross margin and increase of selling expenses and administrative expenses There is an increasing number of competitive bids required by purchasing policies of hospitals and medical institutions in the China market, stimulated by additional government regulations presently.

Income taxes

Although we are subject to United States taxation, we do not anticipate incurring significant United States income tax liability for the foreseeable future because:

•	we do not conduct any material business or maintain any branch office in the United States

•	the earnings generated from our non-U.S. operating companies are generally eligible for a deferral from United States taxation until such earnings are repatriated to the United States, and

•
we believe that we will not generate any significant amount of income inclusions under the income imputation rules applicable to a United States company that owns "controlled foreign corporations" for United States federal income tax purposes.

Provision for income tax was $3,709,818 for the fiscal year ended December 31, 2007, an increase of $707,247 or 23.55% from $3,002,572 for the fiscal year ended December 31, 2006. We conduct all our operations through our PRC operating companies and we are governed by the PRC Enterprise Income Tax Laws. PRC enterprise income tax is calculated based on taxable income determined under PRC GAAP. In accordance with the Income Tax Laws, a PRC domestic company is subject to enterprise income tax at the rate of 33%, value added tax at the rate of 17% for most of the goods sold, and business tax on services at a rate ranging from 3% to 5% annually. A PRC domestic company is also subject to local taxes. We were fully taxed at the rate of 33% for the fiscal years ended December 31, 2007 and 2006 respectively.

Minority interests

Minority interests were $14,617 for the fiscal year ended December 31, 2007, an increase of $1,672 or 41.05% from $,12,945 for the fiscal year ended December 31, 2006. The increase is due to an increase in net income before minority interests.

Net Income

Net income was $7,227,560 for the fiscal year ended December 31, 2007, an increase of $1,144,372 or 18.81% from $6,083,188 for the fiscal year ended December 31, 2006. Net profit margin was 20.67 % for the fiscal year ended December 31, 2007 compared to 25.25 % for the same period in 2006 because the increase in our expenses in expanding our sales, and in restructuring management to meet the requirements of an expanding enterprise, was larger than the increase in sales.

Foreign Currency Translation Adjustments

During the fiscal years ended December 31, 2007 and 2006, the Renminbi rose steadily against the U.S. dollar. As a result of the appreciation of the Renminbi, we recognized a foreign currency translation gain of $623,695 and $206,338, respectively. Given the uncertainty of exchange rate fluctuations, we cannot estimate the effect of these fluctuations on our future business, product pricing, results of operations or financial conditions, but the fluctuation of the Renminbi may materially and adversely affect your investment if the current trend of appreciation of Renminbi is reversed.

All of our revenue and expenses in fiscal 2007 and 2006 were denominated in Renminbi. The income statement accounts were translated at the yearly average exchange rate of $1 to RMB 7.98189 and the balance sheet items, except the equity accounts were translated at the year end rate of $1 to RMB 7.81750. The equity accounts were stated at their historical rate when corresponding transactions happened. The exchange rate on April 3, 2008 was $1 to RMB 7.01600.

Inventory

Inventory was $1,206,676 for the fiscal year ended December 31, 2007, an decrease of $92,458 or 7.6% from $1,299,134 for the fiscal year ended December 31, 2006. The decrease is due to better control over the balance of purchase and sales volume of the products

Accounts Receivable

The following table provides information, as of December 31, 2007, as to our accounts receivable from our five largest customers.

Customers	Receivable amounts RMB	Receivable amounts US$	Percentage of Total receivables (%)
Shanghai Heyi Co.Ltd.	1,132,000	154,770	6%
Nanjing Dakang Medical Equipment Co.Ltd.	1,275,944	174,450	7%
Heilongjiang Jichang Medical Equipment Co.Ltd.	1,416,400	193,653	8%
Changchun Jinli Medical Equipment Co.Ltd.	1,665,000	227,643	9%
Shanghai Zhongshan Hospital	1,864,616	254,934	11%
Total	7,353,960	1,005,450	41%
Total Accounts Receivable	17,613,982	2,408,223	100%

1.1 Alprostadil Lyophilize Emulsion and Its Producing Means

Application No.	Bulletin No.	Applicant	Author	Publication Date	Issuance Date
200510028341.0	CN 1903206A	Shanghai Medical	Xiang Wei	July 29th, 2005	January 31st, 2007

2 Platelet Collection and Storage System
Certificate No.	Patent No.	Patentee	Author	Application Date	Issuance Date
625562	ZL 03229879.X	SPHIC	Bao Ping	March 28th, 2003	July 7th, 2004

On October 10, 2005, Shanghai Medical entered into the Patent Transfer Agreement with SPHIC, which provided that SPHIC should transfer the above patent for utility model to SMT. Pursuant to the confirmation of SPHIC, SMT has paid up the fees for such patent transfer, such transfer procedure is in the process.

2. Intellectual Property of Vantage

2.1 Endoscopic Bi-chamber Drug Delivery System

Certificate No.	Patent No.	Patentee	Author	Application Date	Issuance Date
624113	ZL 03229880.3	SPHIC	Bao Ping	March 28th, 2003	July 7th, 2004

On October 15, 2005, Vantage entered into the Patent Transfer Agreement with SPHIC, which provided that SPHIC should assign its above patent for utility model to Vantage. Pursuant to the confirmation of SPHIC, Vantage has paid up the fees for such patent transfer. According to the explanation of Vantage, it is processing such transfer procedures.

Liquidity and Capital Resources

Historically, we have financed our business with cash flow from operations and used shareholders’ equity investment and retained earnings to cover capital expenditures.

Working capital mainly consists of inventory, salaries, operation overhead (auxiliary materials, utilities, etc.) and finance expenses. Inventory purchases comprise the majority of our working capital.

Our working capital requirements may be influenced by quite a few factors, including cash flow, competition, our relationships with suppliers, logistic and inventory management, the availability of credit facilities and financing alternatives, none of which can be predicted with high level of certainty.During the last two years the availability of credit facilities in the PRC has become tighter, as the government has been taking steps to moderate inflation. So far these measures have not materially affected our operations. We believe that, following our recent private placement financing, we have sufficient working capital to proceed with our business plans.

The following is a table of our contractual obligations and the periods during which payments are due.

	Payments due by period
Contractual obligations	Total RMB	Less than 1 year RMB	1-3 years	3-5 years	More than 5 years
[Long-Term Debt Obligations] none
[Capital Lease Obligations] none
[Operating Lease Obligations] none
[Purchase Obligations]	4,680,597.38	4,680,597.38
[Other Long-Term Liabilities Reflected on the Registrant's Balance Sheet under GAAP] none
Total	4,680,597.38	4,680,597.38

(ii) Definitions: The following definitions apply to this table:

(A) Long-Term Debt Obligation means a payment obligation under long-term borrowings referenced in FASB Statement of Financial Accounting Standards No. 47 Disclosure of Long-Term Obligations (March 1981), as may be modified or supplemented.

(B) Capital Lease Obligation means a payment obligation under a lease classified as a capital lease pursuant to FASB Statement of Financial Accounting Standards No. 13 Accounting for Leases (November 1976), as may be modified or supplemented.

(C) Operating Lease Obligation means a payment obligation under a lease classified as an operating lease and disclosed pursuant to FASB Statement of Financial Accounting Standards No. 13 Accounting for Leases (November 1976), as may be modified or supplemented.

(D) Purchase Obligation means an agreement to purchase goods or services that is enforceable and legally binding on the registrant that specifies all significant terms, including: fixed or minimum quantities to be purchased; fixed, minimum or variable price provisions; and the approximate timing of the transaction

Operating Activities

Net cash provided by operating activities for the fiscal year ended December 31, 2007 was $2,175,899, a decrease of $5,995,186 or 73% from $8,171,085 for the fiscal year ended December 31, 2006.

This decrease was principally attributable to long-term prepayments of $5,218,231 during 2007 compared to no such payments in 2006.

Investing Activities

Net cash used in investing activities for the fiscal year ended December 31, 2007 was $358,682, a decrease of $5,754,867 from $6,113,549 for the fiscal year ended December 31, 2006. This decrease was due primarily to $53,607 generated from intangible assets in 2007 compared to an expenditure of $6,113,549 on intangible assets in 2006. Also the decrease of $751,702 in cash deposited for investments in 2007 compared to 2006 more than offset the $357,670 spent on the acquisition of a subsidiary in 2007. We funded these cash expenditures in 2007 with cash reserves brought forward from fiscal 2006 and cash generated from fiscal 2007 operations.

Financing Activities

Loans

There were no short-term bank loans outstanding at the end of fiscal years 2007 and 2006.

Future Cash Commitments

We have made capital investment plans for geographical expansion, possible acquisitions, setting up hemodialysis service centers and expansion of production capabilities in fiscal 2008, estimated at a total value of approximately $23 million. This demand for investment capital will be mainly met with the proceeds from the sale of our Series A Senior Preferred Stock described above, and partly with cash inflow from operations.

Critical Accounting Policies and Estimates

Management's discussion and analysis of its financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with United States generally accepted accounting principles. Our financial statements reflect the selection and application of accounting policies which require management to make significant estimates and judgments. See note 1 to our consolidated financial statements, "Summary of Significant Accounting Policies and Organization". We believe that the following reflect the more critical accounting policies that currently affect our financial condition and results of operations:

Method of Accounting

We maintain our general ledger and journals with the accrual method accounting for financial reporting purposes. Accounting policies adopted by us conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of financial statements, which are compiled on the accrual basis of accounting.

Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

DESCRIPTION OF PROPERTIES

Shanghai Medical does not own any real estate. Our offices are housed in a rented building located in Hongqian Road, Changning District, Shanghai, PRC. We believe that our offices are adequate for our current business activities. The details for the lease refer to the following:

No.	Lessor	Location of House	Area	Term	Rent Yuan	Certificate of Real Estate Ownership No.
1	Shanghai Shenkang Hotel	6B, 1440 Hongqiao Road, shanghai	55	June 1st, 2005 to May 31st, 2008	30,000/six months
2	Shanghai Kejing Estate Development Co., Ltd.	Floor 2, Tower A, Building 8, Niudun Road, shanghai	86.15	January 1st, 2008 to December 31st, 2008	50,000/ month	Hu Fang Di Pu Zi (2004) 017244

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this report before deciding to invest in our common stock.

Risks Related to Our Business

Our limited operating history may not serve as an adequate basis to judge our future prospects and results of operations.

We commenced our current line of business operations in recent years. Our limited operating history may not provide a meaningful basis on which to evaluate our business. Although our revenues have grown rapidly since inception, we cannot assure you that we will maintain our profitability or that we will not incur net losses in the future. We expect that our operating expenses will increase as we expand. Any significant failure to realize anticipated revenue growth could result in significant operating losses. We will continue to encounter risks and difficulties frequently experienced by companies at a similar stage of development, including our potential failure to:

•	raise adequate capital for expansion and operations;

•	implement our business model and strategy and adapt and modify them as needed;

•	increase awareness of our brands, protect our reputation and develop customer loyalty;

•	manage our expanding operations and service offerings, including the integration of any future acquisitions;

•	maintain adequate control of our expenses;

•
anticipate and adapt to changing conditions in the hemodialysis market in which we operate as well as the impact of any changes in government regulations, mergers and acquisitions involving our competitors, technological developments and other significant competitive and market dynamics.

If we are not successful in addressing any or all of these risks, our business may be materially and adversely affected.

Our failure to compete effectively may adversely affect our ability to generate revenue.

We compete primarily on the basis of high product quality, technology and a broad array of related products, our extensive ongoing service coverage and good relationships with our clients. These competitive advantages are in part based on our suppliers’ design and engineering quality and in part on our employees and representatives’ personal relationships and consistent reliable service. There can be no assurance that we will maintain these advantages in the future. Although most hemodialysis equipment is now manufactured overseas, some competitors may establish manufacturing capabilities in the PRC to lower their costs and improve accessibility of after-sales services. Our local competitors may gain larger market share and reduce their costs by taking advantage of economies of scale. Developments of this kind could have a material adverse effect on our business, results of operations and financial condition. Further, our business requires large amounts of working capital to fund our operations. Our competitors may have better resources and better strategies to raise capital which could also have a material adverse effect on our business, results of operations or financial condition.

We rely on sales primarily to a single kind of customer in a single industry. Our long-term growth may be impaired if we are unable to expand our customer base beyond the hospital industry.

Nearly all of our sales are made to hospitals and medical facilities in the PRC and our products are in a specialized niche area of healthcare. If the medical industry in the PRC shrinks, our customer base and potential customers will have fewer resources for the purchase of our products, and our business, results of operations and financial condition could be adversely affected. Also if we are unable to broaden our product and service mix, our results may be adversely affected if demand for our product category diminishes.

If we are unable to fund our capital requirements for research and development, our growth and profitability may be adversely affected.

In order to diversify our product and service mix, we may need to make substantial and long-term investments in research and development to develop new products or new features for our existing products. If we are unable to fund such research and development efforts, our long-term market potential, income and financial condition could be impaired.

We do not have written contracts with all of our suppliers and rely heavily on a few suppliers, so we could be hurt by a change in the market for our supplies.

We rely heavily on Fresenius and Roche for our product supplies and are identified with them. If our relationship with either of them deteriorates or ends, it would likely have a negative impact on our business. Some of our suppliers are PRC companies with whom we have relationships, but no contracts. Although we believe that our supplies are generally available in the market and that we are not at great risk of disruption to these supply chains, there can be no guarantee that the markets for these supplies will not be disrupted, for business or economic reasons relating to a particular manufacturing sector, or for economic or political reasons affecting the PRC more generally.

We are responsible for the indemnification of our officers and directors.

Our bylaws provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against costs and expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of us.

We may not have adequate internal accounting controls. While we have certain internal procedures in our budgeting, forecasting and in the management and allocation of funds, our internal controls may not be adequate.

We are working to improve our internal accounting controls. We hope to develop an adequate internal accounting control to budget, forecast, manage and allocate our funds and account for them. There is no guarantee that such improvements will be adequate or successful or that such improvements will be carried out on a timely basis. If we do not have adequate internal accounting controls, we may not be able to appropriately budget, forecast and manage our funds, we may also be unable to prepare accurate accounts on a timely basis to meet our continuing financial reporting obligations and we may not be able to satisfy our obligations under US securities laws.

Standards for compliance with Section 404 of the Sarbanes-Oxley Act Of 2002 are uncertain, and if we fail to comply in a timely manner, our business could be harmed and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting, and attestation of this assessment by our company's independent registered public accountants. The SEC extended the compliance dates for non-accelerated filers, as defined by the SEC. Accordingly, we believe that the annual assessment of our internal controls requirement will first apply to our annual report for the 2008 fiscal year and the attestation requirement of management's assessment by our independent registered public accountants will first apply to our annual report for the 2009 fiscal year. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. In addition, the attestation process by our independent registered public accountants is new and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accountants. If we cannot assess our internal control over financial reporting as effective, or our independent registered public accountants are unable to provide an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.

We do not have key man insurance on our Chairman and CEO, Mr. Chen, on whom we rely for the management of our business.

We depend, to a large extent, on the abilities and participation of our current management team, but have a particular reliance upon Chen Zhong, our Chairman and CEO. The loss of the services of Mr. Chen, for any reason, may have a material adverse effect on our business and prospects. We cannot assure you that the services of Mr. Chen will continue to be available to us, or that we will be able to find a suitable replacement for Mr. Chen. We do not carry key man life insurance for any key personnel.

We may not be able to hire and retain qualified personnel to support our growth and if we are unable to retain or hire such personnel in the future, our ability to improve our products and implement our business objectives could be adversely affected.

Our future success depends heavily upon the continuing services of the members of our senior management team, in particular our President and Chief Executive Officer, Mr. Zheng Chen; our Chief Financial Officer, Ms. Michelle Zhao; and our director Dr. Xiang Wei. If one or more of our senior executives or other key personnel are unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, and our business may be disrupted and our financial condition and results of operations may be materially and adversely affected. Competition for senior management and senior technology personnel is intense, the pool of qualified candidates is very limited, and we may not be able to retain the services of our senior executives or senior technology personnel, or attract and retain high-quality senior executives or senior technology personnel in the future. Such failure could materially and adversely affect our future growth and financial condition.

We do not presently maintain product liability insurance, and our property equipment insurance does not cover their full value, which leaves us with exposure in the event of loss or damage to our properties or claims filed against us.

We currently do not carry any product liability or other similar insurance. While product liability lawsuits in the PRC are rare and we have never experienced significant failures of our products, we cannot assure you that we would not face liability in the event of the failure of any of our products. We do not carry any property insurance to cover our real property or manufacturing equipment, nor do we have other insurance such as business liability or disruption insurance coverage for our operations in the PRC.

Risks Related to Doing Business in the PRC.

We face the risk that changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the PRC and the profitability of such business.

The PRC’s economy is in a transition from a planned economy to a market oriented economy subject to five-year and annual plans adopted by the government that set national economic development goals. Policies of the PRC government can have significant effects on the economic conditions of the PRC. The PRC government has confirmed that economic development will follow the model of a market economy. Under this direction, we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and business development in the PRC will follow market forces. While we believe that this trend will continue, we cannot assure you that this will be the case. A change in policies by the PRC government could adversely affect our interests by, among other factors: changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports or sources of supplies, or the expropriation or nationalization of private enterprises. Although the PRC government has been pursuing economic reform policies for more than two decades, we cannot assure you that the government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting the PRC's political, economic and social life.

The PRC laws and regulations governing our current business operations are sometimes vague and uncertain. Any changes in such PRC laws and regulations may have a material and adverse effect on our business.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of our arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings. We and any future subsidiaries are considered foreign persons or foreign funded enterprises under PRC laws, and as a result, we are required to comply with PRC laws and regulations. These laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our businesses.

A slowdown or other adverse developments in the PRC economy may materially and adversely affect our customers, demand for our services and our business.

We are a holding company. All of our operations are conducted in the PRC and all of our revenues are generated from sales in the PRC. Although the PRC economy has grown significantly in recent years, we cannot assure you that such growth will continue. The hemodialysis industry in the PRC is relatively new and growing, but we do not know how sensitive we are to a slowdown in economic growth or other adverse changes in the PRC economy which may affect demand for hemodialysis equipment. A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in the PRC may materially reduce the demand for our products and materially and adversely affect our business.

Inflation in the PRC could negatively affect our profitability and growth.

While the PRC economy has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for our products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability. In order to control inflation in the past, the PRC government has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. Such an austerity policy can lead to a slowing of economic growth. In October 2004, the People’s Bank of China, the PRC’s central bank, raised interest rates for the first time in nearly a decade and indicated in a statement that the measure was prompted by inflationary concerns in the Chinese economy. In 2007 the PRC central bank raised interest rates five times. Repeated rises in interest rates by the central bank would likely slow economic activity in China which could, in turn, materially increase our costs and also reduce demand for our products.

ABMT is subject to restrictions on paying dividends and making other payments to us.

We are a holding company incorporated in the State of Delaware and do not have any assets or conduct any business operations other than our investments in our subsidiaries. As a result of our holding company structure, we rely primarily on dividends payments from our subsidiary in China. However, PRC regulations currently permit payment of dividends only out of accumulated profits, as determined in accordance with PRC accounting standards and regulations. Our subsidiary and affiliated entity in China are also required to set aside a portion of their after-tax profits according to PRC accounting standards and regulations to fund certain reserve funds. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of China. We may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency. See “Governmental control of currency conversion may affect the value of your investment.” Furthermore, if our subsidiary or affiliated entity in China incurs debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we are unable to receive all of the revenues from our operations through contractual or dividend arrangements, we may be unable to pay dividends on our common stock even if we wish to pay dividends.

Governmental control of currency conversion may affect the value of your investment.

  The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of the PRC. We receive substantially all of our revenues in Renminbi, which is currently not a freely convertible currency. Shortages in the availability of foreign currency may restrict our ability to remit sufficient foreign currency to pay dividends or otherwise satisfy foreign currency dominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies.

The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay certain of our expenses as they come due.

The fluctuation of the Renminbi may materially and adversely affect your investment.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC's political and economic conditions. As we rely entirely on revenues earned in the PRC, any significant revaluation of the Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert U.S. dollars we receive from an offering of our securities into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our common shares or for other business purposes and the U.S. dollar appreciates against the Renminbi, the U.S. dollar equivalent of the Renminbi we convert would be reduced. In addition, the depreciation of significant U.S. dollar denominated assets could result in a charge to our income statement and a reduction in the value of these assets.

On July 21, 2005, the PRC government changed its decade-old policy pegging the value of the RMB to the U.S. dollar. Under the new policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an approximately 12% appreciation of the RMB against the U.S. dollar. While the international reaction to the RMB revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the RMB against the U.S. dollar.

Any recurrence of severe acute respiratory syndrome, or SARS, or another widespread public health problem, could adversely affect our operations.

A renewed outbreak of SARS or another widespread public health problem in the PRC, where all of the Company’s revenue is derived, could have an adverse effect on our operations. Our operations may be impacted by a number of health-related factors, including quarantines or closures of some of our offices that would adversely disrupt our operations.

Any of the foregoing events or other unforeseen consequences of public health problems could adversely affect our operations.

Because our principal assets are located outside of the United States and all of our directors and all our officers reside outside of the United States, it may be difficult for you to enforce your rights based on U.S. Federal Securities Laws against us and our officers and some directors in the U.S. or to enforce a U.S. court judgment against us or them in the PRC.

Both of our directors (as of ten days after the mailing of an information statement on Schedule 14f-1) and all of our officers reside outside of the United States. In addition, Shanghai Medical, which effectively functions as our operating subsidiary, is located in the PRC and substantially all of its assets are located outside of the United States. It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the U.S. Federal securities laws against us in the courts of either the U.S. or the PRC and, even if civil judgments are obtained in U.S. courts, to enforce such judgments in PRC courts. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement against us or our officers and directors of criminal penalties, under the U.S. Federal securities laws or otherwise.

We may face obstacles from the communist system in the PRC.

Foreign companies conducting operations in PRC face significant political, economic and legal risks. The Communist regime in the PRC, including a cumbersome bureaucracy, may hinder Western investment.

We may have difficulty establishing adequate management, legal and financial controls in the PRC.

The PRC historically has not adopted a Western style of management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

Risks Related to Our Common Stock.

Our officers, directors and affiliates control us through their positions and stock ownership and their interests may differ from other shareholders.

Our officers, directors and affiliates beneficially own approximately 66.4% of our Common Stock through Mr. Shao’s 100% holding of KAL. Chen Zhong, our Chairman and Chief Executive Officer, beneficially owns approximately and 93.9% of our operating company, Shanghai Medical. As a result, Mr. Shao is able to influence the outcome of stockholder votes on various matters, including the election of directors and extraordinary corporation transactions including business combinations. Yet Mr. Shao’s interests may differ from other shareholders. Furthermore, the current ratios of ownership of our common stock reduce the public float and liquidity of our common stock which can in turn affect the market price of our common stock. See “Security Ownership of Certain Beneficial Owners and Management” under Item 2.01 of this Current Report for more information regarding beneficial ownership of securities of our management.

We are not likely to pay cash dividends in the foreseeable future.

We currently intend to retain any future earnings for use in the operation and expansion of our business. We do not expect to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate. Should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary. In addition, our operating subsidiary, from time to time, may be subject to restrictions on its ability to make distributions to us, including as a result of restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions.

There is currently a limited trading market for our common stock.

Our common stock is quoted on the Over-the-Counter Bulletin Board (“OTC Bulletin Board”). However, our bid and asked quotations have not regularly appeared on the OTC Bulletin Board for any consistent period of time. There is no established trading market for our common stock and our common stock may never be included for trading on any stock exchange or through any other quotation system (including, without limitation, the NASDQ Stock Market). You may not be able to sell your shares due to the absence of a trading market.

Our common stock may be also subject to the "penny stock" rules to the extent that the price is below $5.00, which require delivery of a schedule explaining the penny stock market and the associated risks before any sale. See "Market for our Common Stock" in this Current Report. These requirements may further limit your ability to sell your shares.

Our common stock is illiquid and subject to price volatility unrelated to our operations.

The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

A large number of shares will be eligible for future sale and may depress our stock price.

We are required, under the Registration Rights Agreement described in Section 1.01 of this Current Report, to register for sale by the Investors and certain other parties all of the shares of Common Stock issuable upon conversion of Series A Preferred and exercise of warrants issued in the private financing, and shares of Common Stock issuable upon conversion of Series A Preferred issued to KAL in the Share Exchange.

Sales of substantial amounts of common stock, or a perception that such sales could occur, and the existence of options or warrants to purchase shares of common stock at prices that may be below the then current market price of the common stock, could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

 The following table sets forth certain information with respect to the beneficial ownership of our voting securities following the completion of the Share Exchange and the closing of the Securities Purchase Agreement by (i) any person or group owning more than 5% of each class of voting securities, (ii) each director, (iii) our chief executive officer and each other executive officer whose cash compensation for the most recent fiscal year exceeded $100,000 and (iv) all executive officers and directors as a group as of April 15, 2008.

	Amount and Nature of Beneficial Ownership (1)			Percentage of Class (1)(6)
Name and Address of Beneficial Owner	Common Stock	Series A Preferred (2)(3)	Series A Warrants	Common Stock	Series A Preferred (2)(3)	Series A Warrants
Owner of More than 5% of Class
Pope Investments II LLC5100 Poplar Avenue Suite 805 Memphis, TN 38117		1,919,017	959,509	15%	48%	40%
Jayhawk Capital Management, LLC 5410 W. 61st Place, Suite 100 Mission, KS 66205		799,591	399,795	7%	20%	17%
Alder Capital, LLC 12750 High Bluff Drive, Suite 120 San Diego, CA 92130		319,836	159,918	3%	8%	7%
Ancora Greater China Fund, LP One Chagrin Highlands, 2000 Auburn Dr #300 Cleveland, OH 44122		207,894	103,947	2%	5%	4%
Heller Capital Investments 700 E. Palisade Ave. Englewood Cliffs, NJ 07632		201,497	100,748	2%	5%	4%
Belmont Partners, LLC 360 Main Street PO Box 393 Washington, Virginia 22747	821,429			5%

Kamick Assets Limited (4)(5) Suite 6B, 1440 Hongqiao Road Changning District Shanghai, PRC	14,991,812	94%

Shao Ganghua(4)(5) [Suite 6B, 1440 Hongqiao Road Changning District Shanghai, PRC [BVI address?]	14,991,812			94%
Directors and Executive Officers
Chen Zhong (Chairman, CEO and Director) (4) (5) Suite 6B, 1440 Hongqiao Road Changning District Shanghai, PRC	0	0	0	0	0	0
Michelle Zhao (Chief Financial Officer) Suite 6B, 1440 Hongqiao Road Changning District Shanghai, PRC	0	0	0	0	0	0
All Directors and Executive Officers (2 persons)	0	0	0	0	0	0

(1)
In determining beneficial ownership of our common stock as of a given date, the number of shares shown includes shares of common stock which may be acquired on exercise of warrants or options or conversion of convertible securities within 60 days of that date. In determining the percent of common stock owned by a person or entity on April 15, 2008, (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which may be acquired within 60 days on exercise of warrants or options and conversion of convertible securities, and (b) the denominator is the sum of (i) the total shares of common stock outstanding on April 15, 2008 (15,991,811), and (ii) the total number of shares that the beneficial owner may acquire upon conversion of the preferred and on exercise of the warrants and options. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares.

(2)	On April 15, 2008, we entered and consummated a Securities Purchase Agreement for the sale of a total of 4,008,189 shares of our Series A Preferred.

(3)
Each share of Series A Preferred is initially convertible, at the option of the holder, into one share of our common stock. Accordingly, in total, as of April 15, 2008, the outstanding Series A Preferred is convertible into 4,008,189 shares of our common stock. Pursuant to the Securities Purchase Agreement, the purchasers have been issued Series A Warrants to purchase an aggregate of 2,404,913 shares of our common stock.

(4)
On April 15, 2008, we acquired ABM in a share exchange transaction with KAL. In the Share Exchange, we received the ABM shares from KAL and in exchange we issued and delivered 15,813,241 newly-issued shares of our common stock. KAL received 14,991,812 of those shares.

(5)
KAL is wholly owned by Mr. Shao Ganghua. Accordingly shares of our stock issued to KAL at the closing are beneficially attributed to Mr. Shao. Mr. Chen Zhong was appointed our director and Chief Executive Officer on April 15, 2008.

(6)
As of April 15, 2008, we had outstanding (i) 15,991,811 shares of common stock, (ii) 4,008,189 shares of Series A Preferred, which were issued in a private placement to the purchasers under the Securities Purchase Agreement, and (iii) Series A Warrants to purchase an aggregate of 2,404,,913 shares of common stock at $3.91 per share. The Series A Warrants expire on October 13, 2013.

(7)
Mr. Chen, our new chairman and CEO and the longstanding chairman and CEO of Shanghai Medical, did not receive any shares of stock or other securities at the closing, and does not own any of our securities. However, on the closing date, Mr. Chen executed an agreement that gives him the right to become the beneficial owner of the majority of our common stock. That agreement is a call option agreement between Mr. Chen and Mr. Shao Ganghua, the holder of all of the stock of our controlling stockholder, KAL. Under the agreement, Mr. Chen was granted an option to purchase all of the outstanding stock of KAL over the course of approximately two years, for a total purchase price of less than thirty dollars, provided that Shanghai Medical, ABMT and KAL meet the following performance targets:

•	During the year ending December 31, 2008, the companies must have gross revenue of at least 24.5 million RMB;

•	During the year ending December 31, 2009, the companies must have gross revenue of at least 35 million RMB; and

The table does not include our officer and director prior to the transactions of April 15, 2008, who resigned and was replaced by our new officers and directors on that date. That prior officer and director is Mr. Marc Juliar, who at the time of his resignations was our sole director, CEO and CFO and also was the beneficial owner of 153,370 shares, or approximately 63%, of our common stock prior to the closing of the Share Exchange.

For a description of the voting and other rights of the Series A Preferred, and our common stock and Series A Warrants, please see the discussion in “Description of Securities” below.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS
AND CONTROL PERSONS

Our Directors and Executive Officers

In connection with our change of control described in Item 5.01 of this Current Report, effective April 15, 2008 we appointed (i) Mr. Chen Zhong as our Chairman and Chief Executive Officer, (ii) Ms. Michelle Zhao as our Chief Financial Officer and (iii) Mr. Chen Zhong as a director. On April 15, 2008 Marc Juliar resigned as an executive officer effective immediately and as a director, effective 10 days after our Form 14F-1 is filed with the SEC and distributed to our shareholders.

All of our officers and directors, except Mr. Juliar and Michelle Zhao are residents of the PRC.  As a result, it may be difficult for investors to effect service of process within the United States upon any of them or to enforce court judgments obtained against them in the United States courts.

The following tables sets forth certain information as of April 15, 2008 concerning our directors and executive officers:

Directors and Executive Officers	Position/Title	Age
Chen Zhong	Chief Executive Officer, Director	40

Michelle Zhao	Chief Financial Officer	43

Marc Juliar	Former Chief Executive and Chief Financial Officer, Director (resigning)	30

The following is a summary of the biographical information of our directors and officers:

Chen Zhong, our Chairman, Chief Executive Officer and a director since April 15, 2008 has been Chairman of the Board, CEO and a director of Shanghai Medical Company Limited (“Shanghai Medical”) since 2005. Shanghai Medical is an affiliate of Kamick and ABM. Mr. Chen was President of Shanghai Pharm & Hemo-Tech International Co., Ltd. from 2002 to 2007. Mr. Chen has 16 years’ experience in the management of international pharmaceutical companies. He earned a Bachelors degree from East China Industrial University in Shanghai in 1989. He also was awarded a graduate degree in Economics from the Shanghai Fudan University in 2005.

Michelle Zhao, our Chief Financial Officer since April 14 , 2008, has been Chief Financial Officer of Shanghai Medical since January 2008. Ms. Zhao was Managing Director at Dragonrise Capital Group, an investment banking firm, from 2004 to 2007. She was Chief Financial Officer of Intrinsic Technology Co. from 2002-2003. She had earlier positions in New York at Bear Stearns & Co., Inc. and Coopers & Lybrand. . Ms. Zhao received a Master of Business Administration degree with a major in accounting, from St. John’s University in New York, NY, a Masters Degree in Sociology from Bowling Green University in Bowling Green, Ohio and a Bachelors degree in Journalism from Beijing College of Broadcasting in Beijing, China.

Marc Juliar, our retiring director, has served as the Company's President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board since August 2005. Mr. Juliar has been the President of Paradigm Oil and Gas since November 9, 2006. From April 2004 to January 2006, Mr. Juliar was an officer and director of Kodiak Energy, Inc. Mr. Juliar is an independent contractor to the Film, Music Video and T.V. Commercial production business. From 2001 until 2002, Mr. Juliar was a student at the University of Toronto. Mr. Juliar attended the University of Toronto located in Toronto, Ontario.

All of our directors hold offices until our next annual meeting of the shareholders and until their successors have been qualified after being elected or appointed.  Officers serve at the discretion of the board of directors.

There are no family relationships among our directors and executive officers. There is no arrangement or understanding between or among our executive officers and directors pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors.

Our directors and executive officers have not, during the past five years:
•	had any bankruptcy petition filed by or against any business of which was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time,

•	been convicted in a criminal proceeding and is not subject to a pending criminal proceeding,

•
been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; or

•
been found by a court of competent jurisdiction (in a civil action), the Securities Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacate

Audit Committee Financial Expert

Our board of directors currently acts as our audit committee. Because we only recently consummated the Reverse Merger and appointed the current members of our board of directors, our board of directors has not yet determined whether we have a member who qualifies as an "audit committee financial expert" as defined in Item 407(d) of Regulation S-K, and is "independent" as the term is used in Rule 10A-3(b) under the Exchange Act. Our board of directors is in the process of searching for a suitable candidate for this position.

Audit Committee

We have not yet appointed an audit committee, and our board of directors currently acts as our audit committee. At the present time, we believe that the members of board of directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. Our company, however, recognizes the importance of good corporate governance and intends to appoint an audit committee comprised entirely of independent directors, including at least one financial expert, during our 2008 fiscal year.

Compensation Committee

We do not presently have a Compensation Committee. Our board of directors presently performs that function.

Nominating Committee

We do not presently have a Nominating Committee. Our board of directors presently performs that function.

  EXECUTIVE COMPENSATION

The following is a summary of the compensation paid by us to the individuals who have served as our CEO or CFO for the three years ended December 31, 2007 and 2006. No other executive officer received compensation in excess of $100,000. The Company does not have any stock, option, non-equity incentive compensation or deferred compensation plans. Therefore the following table is limited to Salary.

		Salary (cash or non-cash)	Bonus (cash or non-cash)
Name and Principal Position	Year	($)	($)

Chen Zhong	2007	500,000	-0
CEO (current)	2006	500,000	-0

Michelle Zhao, CFO (current)	2007	0	0
	2006	0	0

Marc Juliar	2007	0	-0
CEO (former)	2006	0	-0

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2007 and 2006, we did not have any stock option plan or stock incentive plan and there were no outstanding equity awards.

Director Compensation

Compensation of Directors.

We have no formal or informal arrangements or agreements to compensate our directors for services they provide as directors. We plan to implement a compensation program for our independent directors, as and when they are appointed, which we anticipate will include such elements as an annual retainer, meeting attendance fees and stock options. The details of such compensation program will be negotiated with each such director.

None of our officers and directors received any option grants or exercised any options during the last fiscal year.

Compensation Discussion and Analysis

Shanghai Medical strives to provide its named executive officers (as defined in Item 402 of Regulation S-K) with a competitive base salary that is in line with their roles and responsibilities when compared to peer companies of comparable size in the same or similar locality.

It is not uncommon for PRC private corporations in that locality to have base salaries as the sole and only form of compensation. The base salary level is established and reviewed based on the level of responsibilities, the experience and tenure of the individual and the current and potential contributions of the individual. The base salary is compared to the list of similar positions within comparable peer companies and with consideration of the executive’s relative experience in his or her position.  Base salaries are reviewed periodically and at the time of promotion or other changes in responsibilities.

We plan to implement a more comprehensive compensation program, which takes into account other elements of compensation, including without limitation, short and long term compensation, cash and non-cash, and other equity-based compensation such as stock options. Such compensation program shall be comparative to our peers in the industry and aimed to retain and attract talented individuals.

We will also consider forming a Compensation Committee comprising predominantly of independent directors to oversee the compensation of our named executive officers.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Except for the ownership of the Company’s securities, and except as set forth below, none of the directors, executive officers, holders of more than five percent of the Company’s outstanding common stock, or any member of the immediate family of any such person have, to the knowledge of the Company, had a material interest, direct or indirect, in any transaction or proposed transaction which may materially affect the Company.

The transactions described in Section 1.01 of this report involve parties related to us, including our officers and directors and our direct and indirect subsidiaries and companies affiliated with them. To understand these relationships and these transactions, you should review the discussion in Section 1.01 in addition to the information presented below.

Procedures for Approval of Related Party Transactions

Our board of directors is charged with reviewing and approving all potential related party transactions.  All such related party transactions must then be reported under applicable SEC rules. We have not adopted other procedures for review, or standards for approval, of such transactions, but instead review them on a case-by-case basis.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of independent directors. We believe that none of our directors currently meets the definition of “independent” set forth in the rules and regulations of the American Stock Exchange. We plan to recruit and elect qualified independent directors within the next 12 months.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of (i) 200,000,000 shares of common stock, par value $0.0001 per share, of which there are 15,991,811 shares issued and outstanding, and (ii) 10,000,000 shares of Preferred Stock, par value $0.001 per share (“Preferred Stock”) . Our Preferred Stock consists of (i) Series A Preferred, of which 7,500,000 shares have been authorized and 4,008,189 shares are issued and outstanding; and (ii) 2,500,000 shares of undesignated and unissued Preferred Stock.

The following is a summary of the material terms of our capital stock. This summary is subject to and qualified in its entirety by our Certificate of Incorporation, the Amended Certificate of Designations for our Series A Preferred, our By-laws and by the applicable provisions of Delaware law.

Common Stock

All shares of common stock have one vote per share on all matters including election of directors, without provision for cumulative voting. The Common Stock is not redeemable and has no conversion or preemptive rights. The common stock currently outstanding is validly issued, fully paid and non-assessable. In the event of liquidation of the Company, the holders of common stock will share equally in any balance of the Company's assets available for distribution to them after satisfaction of creditors and preferred shareholders, if any. The holders of common stock are entitled to equal dividends and distributions per share with respect to the common stock when, as and if, declared by the board of directors from funds legally available.

Preferred Stock and Warrants

For a more detailed description of our preferred stock and warrants, please see the discussion in Section 1.01 of this Current Report. In addition to the 200,000,000 shares of common stock, we are authorized to issue 10,000,000 shares of Preferred Stock, par value $0.001 per share. Shares of the Preferred Stock may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the board of directors prior to the issuance any shares thereof.

The issuance of shares of Preferred Stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the shareholders. In addition, under certain circumstances, the issuance of Preferred Stock could adversely affect the voting power of the holders of the common stock. Although the board of directors is required to make any determination to issue such stock based on its judgment as to the best interests of our shareholders, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized preferred stock, unless otherwise required by law.

MARKET FOR OUR COMMON STOCK

Bid and ask quotations for our common stock appear on the OTC Bulletin Board under the symbol “AAXT”. The high and low bid prices for our common stock as reported by Yahoo Finance on April 16, 2008 were: $3.25 and $3.25, and the quarterly high and low bid prices for our common stock over the last two years are given below. These over-the-counter market high ask and low bid quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions. As of April 14, 2008, our common stock was held by approximately 163 holders of record.

Closing Bid Prices

	High	Low
Fiscal 2008
Quarter Ended January 31, 2008	2.20	2.10

Quarter Ended October 31, 2007	4.00	2.20

Quarter Ended July 31, 2007	4.20	2.50

Quarter Ended April 30, 2007	4.00	1.30

Fiscal 2007

Quarter Ended January 31, 2007	$1.50	$1.20

Quarter Ended October 31, 2006	$2.00	$0.80

Quarter Ended July 31, 2006	$2.00	$.90

Quarter Ended April 30, 2006	$2.00	.05

No cash dividends on outstanding common stock have been paid within the last two fiscal years and interim periods. The Company does not anticipate or intend upon paying cash dividends for the foreseeable future.

Penny Stock Regulations

The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share. Our common stock, falls within the definition of penny stock and subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell the Common Stock and may affect the ability of investors to sell their Common Stock in the secondary market.

Dividends

Our board of directors has not declared a dividend on our common stock during the last two fiscal years or the subsequent interim period and we do not anticipate the payments of dividends in the near future as we intend to reinvest our profits to grow operations. We rely on dividends from Shanghai Medical for our funds and PRC regulations may limit the amount of funds distributed to us from Shanghai Medical, which will affect our ability to declare any dividends. See "Description of Securities - Common Stock."

Securities authorized for issuance under equity compensation plans

As of the date of this Current Report, we do not have any securities authorized for issuance under any equity compensation plans and we do not have any equity compensation plans.

LEGAL PROCEEDINGS

To our knowledge, there is no material litigation pending or threatened against us.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Delaware law allows us to indemnify our directors, officers, employees, and agents, under certain circumstances, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding to which he becomes a party by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. In addition, Delaware law provides that to the extent that any of our director, officer, employee or agent has been successful on the merits or otherwise in defense of any of the foregoing referenced action, suit or proceeding, or in defense of any claim, issue or matter therein, we shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Our by-laws provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such persons promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which it may be unable to recoup.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Please refer to Item 1.01 - “Entry into a Material Definitive Agreement” for a description of the unregistered sales of equity securities pursuant to the Share Exchange Agreement and the Securities Purchase Agreement, which is incorporated in its entirety into this Item 3.02 of this Current Report.

Except as stated in Item 1.01 above, the Company has not sold any securities within the past three years without registering the securities under the Securities Act:

ITEM 3.03 MATERIAL MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS

The rights of our common shareholders have been affected by the issuance of our Series A Preferred. Specifically, holders of our Series A Preferred have rights to receive a distribution upon a liquidation of the Company that are senior to the rights of our common shareholders and any subsequently issued Preferred Stock. In case of a liquidation of the Company, holders of our Series A Preferred are entitled to receive a liquidation distribution of $3.13 per share before our common shareholders or any other preferred shareholders receive any distribution at all. Our Series A Preferred was initially sold on April 15, 2008. For more information about our Series A Preferred, please see Section 1.01 of this Current Report.

ITEM 5.01 CHANGE IN CONTROL OF REGISTRANT

On April 15, 2008, we consummated the Share Exchange, whereby we obtained all of the shares of ABM and issued to KAL, the sole shareholder of ABM, 14,991,812 newly issued shares of our common stock. KAL thus became our majority shareholder. Mr. Shao Ganhua is the sole shareholder of KAL. Under a call option agreement executed on the closing date, our Chairman and CEOChen Zhong has an option to purchase all of the stock in KAL over a period of almost two years for nominal consideration, if Shanghai Medical achieves certain financial goals. In connection with the Share Exchange our former CEO and CFO and director, Marc Juliar, resigned as an officer effective April 15 and as a director, effective ten days after our Form 14F-1 has been filed with the SEC and distributed to our shareholders. Our current officers are Chen Zhong, who serves as Chairman and Chief Executive Officer, and Michelle Zhao, who serves as Chief Financial Officer. Upon the effectiveness of Mr. Juliar’s resignation as a director, our only director will be Chen Zhong.

For more information about the change of control of the Company, see the discussion of the Securities Purchase Agreement in Section 1.01 above. For more information about the nature of the Company after the change of control, see Section 2.01 above.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

For a description of the resignation of our officer and director, and the appointment of entirely new officers and directors, as part of the Share Exchange, please see the discussion of the Securities Purchase Agreement in Section 1.01 above, which is incorporated by reference herein. For a discussion of the business experience of our officers, please see the segment of Section 2.01 above entitled “Directors and Executive Officers, Promoters and Control Persons,” which is incorporated by reference herein. For a discussion of transactions involving the Company and our directors, particularly the Share Exchange Agreement and the Shell Purchase Agreement, see Section 1.01 of this report, which is incorporated by reference herein.

Mr. Chen is not a director of any other reporting company. There are no family relationships among any of our current officers or directors.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

As a result of the Share Exchange described in Items 1.01 and 2.01 of this Current Report, on April 15, 2008, we ceased being a shell company as such term is defined in Rule 12b-2 under the Exchange Act. See the discussion of the Share Exchange in Section 1.01 of this Current Report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of business acquired.

See financial statements appended to this Current Report.

(d) Exhibits

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

3.1	Certificate of Incorporation, and amendments thereto.(1)

3.2	Bylaws. (2)

3.3	Specimen Common Stock Certificate *

3.4	Amended Certificate of Designations, Preferences and Rights of Series A Senior Convertible Preferred Stock.*

4.1	Form of Class A Warrant*

4.2	Registration Rights Agreement dated April 14, 2008 among the Company and the Purchasers*

4.3.1	Lock-up Agreement dated April 14, 2008 between the Company and KAL*

4.3.2	Lock-up Agreement dated April 14, 2008 between the Company and Shao Ganghua and Chen Zhong*

4.3.3	Lock-up Agreement dated April 14, 2008 between the Company and Belmont*

10.1	Share Exchange Agreement, dated as of April 14, 2008, by and between the Company, KAL and ABM.*

10.2	Securities Purchase Agreement, dated as of April 14, 2008, by and between the Company, KAL, Pope Investments II LLC and each of the other investors party thereto.*

10.3.1	Form of Closing Escrow Agreement, dated April 14, 2008, by and between the Company, KAL, the Investors and Tri-State Title & Escrow, LLC, as Escrowee.*

10.3.2
Form of Securities Escrow Agreement, dated April 14, 2008, by and between the Company, Pope Investments II LLC and each of the other investors party thereto, KAL and Tri-State Title & Escrow, LLC, as Escrowee.*

10.3.3	Form of General Escrow Agreement, dated April 14, 2008, by and between The Company, Pope Investments II LLC, KAL and Tri-State Title & Escrow, LLC, as Escrowee.*

10.4	Engagement Letter Agreement, dated October 16, 2007, by and between Shanghai Medical and Rosewood Securities, LLC, a division of Capital Investment Services, Inc.*

10.5	Shell Brokerage Agreement dated April 14, 2008, between Belmont and Shanghai Medical.*

10.6	Exclusive Purchase Option Agreement, dated as of April 14, 2008, among Shanghai Medical, all shareholders of Shanghai Medical and ABMT.*

10.7	Equity Pledge Agreement, dated as of April 14, 2008, among Shanghai Medical, the Majority Shareholders and ABMT.*

10.8	Consigned Management Agreement, dated as of April 14, 2008, among ABMT, Shanghai Medical, and the Majority Shareholders *

10.9	Loan Agreement, dated as of April 14, 2008, among Shanghai Medical, the Majority Shareholders and ABMT.*

10.10	Technology Service Agreement, dated as of April 14, 2008, among Shanghai Medical ABMT and the Majority Shareholders.*

10.11	Stock Purchase Agreement between Kamick Assets Limited and Marc Juliar.*

10.12	Call Option Agreement dated April 14, 2008, between Shao Ganghua and Chen Zhong.*

21.1	List of Subsidiaries*

(1) Incorporated by reference to Exhibit 3.1 to the Company’s Annual report on Form 10-KSB for the fiscal year ended January 31, 2008.

(2) Incorporated by reference to Exhibit 3.2 to the Company’s Annual report on Form 10-KSB for the fiscal year ended January 31, 2008.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2008

Aamaxan Transport Group, Inc. Aamaxan Transport Group, Inc.

/s/ Chen Zhong
Chairman and Chief Executive Officer

Financial Statements

Table of Contents

Financial Statements of Shanghai Medical as of, and for the years ended December 31, 2007 and 2006	F-1

Financial Statements of the Company as of, and for the fiscal years ended, January 31, 2007 and 2006	F-33

SHANGHAI ATRIP MEDICAL TECHNOLOGY CO., LTD
CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US dollars)

SHANGHAI ATRIP MEDICAL TECHNOLOGY CO., LTD

CONTENTS	PAGES
INDEPENDENT AUDITOR’S REPORT	F-1

CONSOLIDATED BALANCE SHEETS	F-2-F-3

CONSOLIDATED STATEMENTS OF INCOME AND
COMPREHENSIVE INCOME	F-4

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY	F-5

CONSOLIDATED STATEMENTS OF CASH FLOWS	F-6 -F-7

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	F-8 - F-22

ALBERT WONG & CO.
CERTIFIED PUBLIC ACCOUNTANTS
7th Floor, Nan Dao Commercial Building
359-361 Queen’s Road Central
Hong Kong
Tel : 2851 7954
Fax: 2545 4086

ALBERT WONG
B.Soc., Sc., LL.B., P.C.LL., Barrister-at-law, C.P.A.(Practising).

The Board of Directors and Stockholders of
Shanghai Atrip Medical Technology Co., Ltd

Independent Auditor’s Report

We have audited the accompanying balance sheets of Shanghai Atrip Medical Technology Co., Ltd and its subsidiaries (the Company) as of December 31, 2007 and 2006 and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2007 and 2006 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Hong Kong, China	Albert Wong & Co
April 9, 2008	Certified Public Accountants

SHANGHAI ATRIP MEDICAL TECHNOLOGY CO., LTD

CONSOLIDATED BALANCE SHEETS
AS AT DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

	Note	2007	2006
ASSETS
Current assets
Cash and cash equivalents		$2,299,772	$1,896,853
Accounts receivable, net	4	2,408,223	2,251,138
Subscription receivables	5	371,035	-
Other receivables	6	197,435	90,863
Inventories	7	1,206,676	1,299,134
Advances to suppliers		1,125,088	-
Prepayments		1,368	-
Current portion of long term
prepayments	10	1,367,222	-
Total current assets		$8,976,819	$5,537,988
Due from directors	8	7,206	-
Goodwill arising from acquisition		40,643	-
Deposit for an unlisted investment	9	820,333	767,509
Long term prepayments	10	3,851,009	-
Plant and equipment, net	11	184,330	62,496
Intangible assets, net	12	5,023,174	5,281,100

TOTAL ASSETS		$18,903,514	$11,649,093
LIABILITIES AND
STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable		$2,538,964	$1,026,256
Due to a shareholder	13	54,689	-
Customers’ deposits		49,325	370,476
Accruals		316,545	64,798
Other payables	14	719,172	1,323,749
Income tax payable		909,579	936,830

Total current liabilities		$4,588,274	$3,722,109

TOTAL LIABILITIES		$4,588,274	$3,722,109

See accompanying notes to consolidated financial statements

SHANGHAI ATRIP MEDICAL TECHNOLOGY CO., LTD

CONSOLIDATED BALANCE SHEETS (Continued)
AS AT DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

	Note	2007	2006

Commitments and contingencies	19	$-	$-

Minority interests		$217,715	$65,947

STOCKHOLDERS’ EQUITY
Registered capital	15	$589,764	$235,303
Statutory reserves		2,529,527	1,394,556
Retained earnings		10,085,066	5,961,705
Accumulated other comprehensive
income		893,168	269,473
		$14,097,525	$7,861,037

TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY		$18,903,514	$11,649,093

See accompanying notes to consolidated financial statements

SHANGHAI ATRIP MEDICAL TECHNOLOGY CO., LTD

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

	Note	2007	2006

Net revenues	16	$34,966,210	$24,092,500
Cost of sales		(21,521,706)	(13,886,632)

Gross profit		$13,444,504	$10,205,868
Operating expenses:
Selling		(899,668)	(507,272)
General and administrative		(1,654,103)	(610,664)

Operating income		$10,890,733	$9,087,932

Loss on disposal of fixed assets		(978)	-
Forfeiture of share capital by an exit
shareholder		45,148	-
Interest income, net	17	17,092	10,773

Income before income taxes		$10,951,995	$9,098,705

Income taxes	18	(3,709,818)	(3,002,572)

Net income before minority interests		$7,242,177	$6,096,133

Minority interests		(14,617)	(12,945)

Net income		$7,227,560	$6,083,188

Other comprehensive income:
Foreign currency translation
adjustment		623,695	206,338

Comprehensive income		$7,851,255	$6,289,526

See accompanying notes to consolidated financial statements

SHANGHAI ATRIP MEDICAL TECHNOLOGY CO., LTD

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

				Accumulated
				other
	Registered	Statutory	Retained	comprehensive
	capital	reserves	earnings	income	Total
Balance, January 1, 2006	$235,303	$480,136	$2,672,191	$63,135	$3,450,765
Net income	-	-	6,083,188	-	6,083,188
Appropriations to statutory
reserves	-	914,420	(914,420)	-	-
Dividends	-	-	(1,879,254)	-	(1,879,254)
Foreign currency translation
adjustment	-	-	-	206,338	206,338

Balance, December 31, 2006	$235,303	$1,394,556	$5,961,705	$269,473	$7,861,037

Balance, January 1, 2007	$235,303	$1,394,556	$5,961,705	$269,473	$7,861,037
Net income	-	-	7,227,560	-	7,227,560
Contribution from
shareholders	354,461	-	-	-	354,461
Appropriations to statutory
reserves	-	1,134,971	(1,134,971)	-	-
Dividends	-	-	(1,969,228)	-	(1,969,228)
Foreign currency translation
adjustment	-	-	-	623,695	623,695

Balance, December 31, 2007	$589,764	$2,529,527	$10,085,066	$893,168	$14,097,525

See accompanying notes to consolidated financial statements

SHANGHAI ATRIP MEDICAL TECHNOLOGY CO., LTD

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

	2007	2006
Cash flows from operating activities
Net income	$7,227,560	$6,083,188
Depreciation	28,735	6,429
Amortization	543,069	127,163
Allowance for bad debts	61,426	-
Loss on disposal of fixed assets	(978)	-
Minority interests	14,617	12,945
Adjustments to reconcile net income to net
cash provided by operating activities:
Accounts receivable	427,240	384,833
Subscription receivables	(356,271)	-
Other receivables	71,663	(15,851)
Inventories	1,309,301	149,811
Advances to suppliers	(1,059,839)	1,482,732
Prepayments	(1,313)	19,544
Current portion of long term
prepayments	(1,310,086)	-
Long term prepayments	(3,697,772)	-
Accounts payable	(24,940)	(799,388)
Customers’ deposits	(345,984)	143,787
Accruals	233,461	19,216
Other payables	(855,910)	305,079
Income tax payable	(88,080)	251,597

Net cash provided by operating activities	$2,175,899	$8,171,085

Cash flows from investing activities
Acquisition of a subsidiary	$(357,670)	$-
Deposit fund for an investment	-	(751,702)
Sale of plant and equipment	16,213	-
Purchase of equipment and motor vehicle	(63,913)	(62,350)
Payment of intangible assets	53,607	(5,299,497)
Lending to a director	(6,919)	-

Net cash used in investing activities	$(358,682)	$(6,113,549)

See accompanying notes to consolidated financial statements

SHANGHAI ATRIP MEDICAL TECHNOLOGY CO., LTD

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

	2007	2006
Cash flows from financing activities
Issue of capital	$361,025	$-
Amount due to a shareholder	52,513	-
Dividend paid	(1,969,228)	(1,879,254)

Net cash used in by financing activities	$(1,555,690)	$(1,879,254)

Net cash and cash equivalents sourced	$261,527	$178,282

Effect of foreign currency translation on cash
and cash equivalents	141,392	58,103

Cash and cash equivalents-beginning of year	1,896,853	1,660,468

Cash and cash equivalents-end of year	$2,299,772	$1,896,853

Supplementary cash flow information:
Interest received	$18,263	$10,897
Tax paid	3,979,146	2,808,824

See accompanying notes to consolidated financial statements

SHANGHAI ATRIP MEDICAL TECHNOLOGY CO., LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

Shanghai Atrip Medical Technology Co., Ltd (the Company) was established in Shanghai of the People’s Republic of China (the PRC) as a limited company on June 28, 2005. The Company currently operates through itself and two subsidiaries located in Mainland China: Shanghai Vantage Pharmaceutical Technology Co., Ltd (Vantage) and Shanghai Pharmaceutical & Hemo-tech International Co., Ltd (Hemo).

Vantage was established in Shanghai of the People’s Republic of China (the PRC) as a limited company on May 28, 2004.

In May, 2004, Chen Zhong entered into the trust agreements with Sun Guang and Che Yingqian, which provided that Chen Zhong should consign Sun Guang and Che Yingqian as the registered shareholders to respectively holding 33% and 28% equity interests of Vantage on behalf of him, and Sun Guang and Che Yingqian would not enjoy the corresponding shareholders’ rights unless with the written authorization from Chen Zhong.

The Company and Chen Zhong signed the Consignment Agreement which stipulated that Chen Zhong should consign all its 95% equity interests in Vantage to the Company, and the Company should have the right to receive dividends and dispose of such consigned equity interests.

Chen Zhong executed the Equity Transfer Agreement with Sun Guang and Chen Yingqian on November 26, 2007, in which Sun Guang and Chen Yingqian should respectively transfer 33% and 28% equity in Vantage to Chen Zhong.

On the same day, the Shareholders’ General Meeting made a resolution for approval of the aforesaid equity transfer, and the Articles of Association of Vantage were revised accordingly.

Vantage had registered and filed the equity transfer and its revised Articles of Association with the relevant industry and commerce authority. On December 3rd, 2007, Shanghai Administration Bureau of Industry and Commerce, Changning Branch issued new Business License to the Company.

Hemo was established in Shanghai of the People’s Republic of China (the PRC) as a limited company on August 7, 2001.

On January 23, 2007, the Shareholders’ Meeting of Hemo passed the resolution that China National Medical Equipment Corporation (the “China Equipment”) could duly transfer its 81.6% of the equity interests in Hemo to the Company.

On February 5, 2007, China National Medical Equipment Corporation and the Company signed the Equity Transfer Agreement for the aforesaid equity interest transfer.

On February 13th, 2007, China Beijing Equity Exchange issued the equity exchange voucher to execute the aforementioned transfer.

SHANGHAI ATRIP MEDICAL TECHNOLOGY CO., LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES (Continued)

The Articles of Association of Hemo were revised with respect to the aforesaid equity transfer, and Hemo registered and filed the revised Articles of Association with the relevant industry and commerce authority. Accordingly, the Company became the holding company of Hemo.

The Company is the holding company of, Vantage and Hemo through the aforesaid group restructuring.

On June 11, 2007, there was a reduction of registered capital by Shanghai Xinhui Science & Technology Investment Co., Ltd. of RMB 500,000, and the Company’s effective holding percentage of equity interests of Hemo jumped from 81.6% to 84.84%.

The Company and its subsidiary (hereinafter, collectively referred to as “the Group”) are engaged in the technical development, transfer, consulting and servicing of pharmaceutical and medical appliance, and the selling of diagnosis products.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)	Method of accounting

The Company maintains its general ledger and journals with the accrual method accounting for financial reporting purposes. The financial statements and notes are representations of management. Accounting policies adopted by the Company conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of financial statements.

b)	Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

SHANGHAI ATRIP MEDICAL TECHNOLOGY CO., LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

c)	Principles of consolidation

The consolidated financial statements are presented in US Dollars and include the accounts of the Company and its 95% subsidiary Vantage and 84.84% subsidiary, Hemo. All significant inter-company balances and transactions are eliminated in combination.

The Company acquired its subsidiaries on November 26, 2007 through a re-organization among entities under a single common control. Accordingly, the transaction was accounted for in a way similar to a pooling of interests in accordance with SFAS 141 Appendix D and is presented as if it had occurred at the beginning of the first period presented. The following table depicts the identity of the subsidiaries

Name of Company	Place & date of Incorporation	Attributable Equity Interest %	Registered Capital

Shanghai Vantage Pharmaceutical Technology Co., Ltd	PRC/ May 28, 2004	95%	RMB1,000,000

Shanghai Pharmaceutical & Hemo-tech International Co., Ltd	PRC/ Aug 7, 2001	84.84%	RMB12,600,000

d)	Economic and political risks

The Group’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Group’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Group’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

SHANGHAI ATRIP MEDICAL TECHNOLOGY CO., LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

e)	Plant and equipment

Plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the plant and equipment are as follows:

Machinery and equipment	5-10 years
Office equipment	5 years
Motor vehicles	8 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

f)  Intangible assets

Intangible assets represent patent rights in the PRC. Patent rights are carried at cost and amortized on a straight-line basis over the period of rights of 10 years commencing from the date of acquisition of equitable interest.

g)  Accounting for the impairment of long-lived assets

The long-lived assets held and used by the Group are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets.

If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. During the reporting years, there was no impairment loss incurred.

h)  Inventories

Inventories comprise merchandise purchased for resale and are stated at lower of cost and net realizable value. Cost of merchandise, representing the purchase cost, is calculated on the weighted average basis. Net realizable value is the estimated selling price in the ordinary course of business less any applicable selling expenses.

SHANGHAI ATRIP MEDICAL TECHNOLOGY CO., LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

i)	Trade receivables

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An allowance for doubtful accounts is maintained for all customers in considering with a variety of factors, including the length of past due, significant one-time events and the company’s historical experience. Bad debts are written off as incurred.

j)	Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company maintains bank accounts only in the PRC. The Company does not maintain any bank accounts in the United States of America.

k)	Foreign currency translation

The accompanying financial statements are presented in United States dollars. The functional currency of the Company is the Renminbi (RMB). The financial statements are translated into United States dollars from RMB at year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

December 31, 2007
Balance sheet	RMB 7.31410 to USD1.00
Statement of income and comprehensive income	RMB 7.61720 to USD1.00

December 31, 2006
Balance sheet	RMB 7.81750 to USD1.00
Statement of income and comprehensive income	RMB 7.98189 to USD1.00

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into USD at the rates used in translation.

l)	Revenue recognition

Net revenue is recognized when customer takes delivery and acceptance of products, the price is fixed or determinable as stated on sales contract, and the collectibility is reasonably assured.

Customers do not have a general right of return on products delivered.

SHANGHAI ATRIP MEDICAL TECHNOLOGY CO., LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

m)	Leases

The Group did not have lease which met the criteria of capital lease. Leases which do not qualify as capital lease are classified as operating lease. Operating lease rental payment included in the general and administrative expenses for the years ended December 31, 2007 and 2006 were $137,792 and $82,447 respectively.

n)	Advertising

The Group expensed all advertising costs as incurred. Advertising expenses included in the selling expenses for the years ended December 31, 2007 and 2006 were $18,511 and $191,559 respectively.

o)	Retirement benefit plans

The employees of the Group are members of a state-managed retirement benefit plan operated by the government of the PRC. The Group is required to contribute a specified percentage of payroll costs to the retirement benefit scheme to fund the benefits. The only obligation of the Group with respect to the retirement benefit plan is to make the specified contributions.

Retirement benefits in the form of contributions under defined contribution retirement plans to the relevant authorities are charged to the statements of income as incurred. The retirement benefit funding included in the general and administrative expenses for the years ended December 31, 2007 and 2006 were $69,175 and $108,212 respectively.

p)	Income taxes

The Group accounts for income taxes using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Group is able to realize their benefits, or that future realization is uncertain.

The Group is operating in the PRC, and in accordance with the relevant tax laws and regulations of PRC, the enterprise income tax rate is 33%.

SHANGHAI ATRIP MEDICAL TECHNOLOGY CO., LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

q)	Cash and concentration of risk

Cash includes cash on hand and demand deposits in accounts maintained within PRC. Total cash in these banks at December 31, 2007 and 2006 amounted to $2,299,772 and $1,896,853 respectively, of which no deposits are covered by Federal Depository Insured Commission. The Company has not experienced any losses in such accounts and believes the risk on its cash in bank accounts is very low.

r)	Statutory reserves

Statutory reserves are referred to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and are to be used to expand production or operations.

s)	Comprehensive income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. The Group’s current component of other comprehensive income is the foreign currency translation adjustment.

t)	Recent accounting pronouncements

In September 2006, the FASB issued SFAS 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements, where fair value is the relevant measurement attribute. The standard does not require any new fair value measurements. SFAS 157 is effective for financial statements issued for fiscal year beginning after November 15, 2006, and interim periods within that fiscal year.

In September 2006, the SEC issued SAB No. 108, which provides guidance on the process of quantifying financial statement misstatements. In SAB No. 108, the SEC staff establishes an approach that requires quantification of financial statement errors, under both the iron-curtain and the roll-over methods, based on the effects of the error on each of the Company’s financial statements and the related financial statement disclosures. SAB No.108 is generally effective for annual financial statements in the first fiscal year ending after November 15, 2006. The transition provisions of SAB No. 108 permits existing public companies to record the cumulative effect in the first year ending after November 15, 2006 by recording correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. The Group does not anticipate that the adoption of this standard will have a material impact on these consolidated financial statements.

SHANGHAI ATRIP MEDICAL TECHNOLOGY CO., LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(t)	Recent accounting pronouncements (continued)

In February 2007, FASB issued Statement of Financial Accounting Standards No. (“SFAS”) 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115” (“SFAS 159”). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Entities that elect the fair value option will report unrealized gains and losses in earnings at each subsequent reporting date. The fair value option may be elected on an instrument-by-instrument basis, with a few exceptions. SFAS 159 also establishes presentation and disclosure requirements to facilitate comparisons between entities that choose different measurement attributes for similar assets and liabilities. The requirements of SFAS 159 are effective for our fiscal year beginning on January 1, 2008. The Group does not anticipate that the adoption of this standard will have a material impact on these consolidated financial statements.

In December 2007, the SEC issued Staff Accounting Bulletin No. 110(“SAB 110”). SAB 110 permits companies to continue to use the simplified method, under certain circumstances, in estimating the expected term of “plain vanilla” options beyond December 31, 2007. SAB 110 updates guidance provided in SAB 107 that previously stated that the Staff would not expect a company to use the simplified method for share grants after December 31, 2007. Adoption of SAB 110 is not expected to have a material impact on the Group’s consolidated financial statements.

In December 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (“SFAS”) No. 160, "Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51”. SFAS 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. As such, the Group is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2009. The Group is currently evaluating the impact of SFAS 160 on its consolidated financial statements but does not expect it to have a material effect.

In December 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (“SFAS”) No. 141(R), "Business Combinations”. SFAS 141(R) establishes principles and requirements for how the acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, an any noncontrolling interest in the acquiree, recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase, and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS 141(R) is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. As such, the Group is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2009. The Group is currently evaluating the impact of SFAS 141(R) on its consolidated financial statements but does not expect it to have a material effect.

SHANGHAI ATRIP MEDICAL TECHNOLOGY CO., LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

3.	CONCENTRATIONS OF CREDIT RISK AND MAJOR CUSTOMERS

Financial instruments which potentially expose the Group to concentrations of credit risk, consists of cash and accounts receivable as of December 31, 2007 and 2006. The Group performs ongoing evaluations of its cash position and credit evaluations to ensure sound collections and minimize credit losses exposure.

As of December 31, 2007 and 2006, the Group’s bank deposits were all conducted with banks in the PRC where there is currently no rule or regulation mandated on obligatory insurance of bank accounts.

For the years ended December 31, 2007 and 2006, all of the Group’s sales were generated from the PRC. In addition, all accounts receivable as of December 31, 2007 and 2006 also arose in the PRC.

The maximum amount of loss exposure due to credit risk that the Group would bear if the counter parties of the financial instruments failed to perform represents the carrying amount of each financial asset in the balance sheet.

Normally the Group does not require collateral from customers or debtors.

Details of the customer account for 10% or more of the Group’s revenue are as follows:

	2007	2006
Customer A	$5,332,062	$2,154,450

Details of customer account for 10% or more of the Group’s accounts receivable are as follows:

	2007	2006
Customer B	$254,934	$-

SHANGHAI ATRIP MEDICAL TECHNOLOGY CO., LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

4.	ACCOUNTS RECEIVABLES, NET

	2007	2006
Trade receivable, gross	$2,474,947	$2,251,138
Provision for doubtful debts	(66,724)	-

	$2,408,223	2,251,138

All of the above accounts receivable are due within 12 months of aging.

An analysis of the allowance for doubtful accounts for the years ended December 31, 2007 and 2006 is as follows:

	2007	2006
Balance at beginning of year	$-	$-
Addition of bad debt expense	66,724	-

Balance at end of year	$66,724	$-

Allowance was made when collection of the full amount is no longer probable. Management reviews and adjusts this allowance periodically based on historical experience, current economic climate as well as its evaluation of the collectibility of outstanding accounts. The Group evaluates the credit risks of its customers utilizing historical data and estimates of future performance.

5.	SUBSCRIPTION RECEIVABLES

Subscription receivables are commitments from the shareholders for the payment in the registered capital. They are due on June 2008. Details are as follows:

	2007	2006
Chen Zhong	$195,688	$-
Yang Fong	156,889	-
Shanghai City Hygiene Industry		-
Development Centre	18,458	-

	$371,035	$-

SHANGHAI ATRIP MEDICAL TECHNOLOGY CO., LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

6.	OTHER RECEIVABLES

Details of other receivables are as follows:

	2007	2006
Rental deposits	$12,715	$11,896
Loans to an unrelated company	171,338	78,960
Advances to employee	1,383	-
Others	11,999	7

	$197,435	$90,863

Loan to an unrelated company is unsecured, interest free, and has no fixed repayment date.

7.	INVENTORIES

Details of inventories are as follows:

	2007	2006
Raw materials	$22,510	$-
Materials in consignment	12,992	-
Finished goods	1,258,914	1,299,134
	$1,294,416	$1,299,134
Provision for inventory write-down	(87,740)	-

	$1,206,676	$1,299,134

SHANGHAI ATRIP MEDICAL TECHNOLOGY CO., LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

8.	DUE FROM DIRECTORS

Details of due from directors are as follows:

	2007	2006
Chen Zhong	$6,796	$-
Xu Yifei	410	-

	$7,206	$-

Due from directors is unsecured, interested free and repayable on demand.

9.	DEPOSITS FOR AN UNLISTED INVESTMENT

Deposit for an unlisted investment was made for the investments in Ningbo China Tianyi Medical Appliance Co., Ltd. (“Tianyi”). The Company is in the progress of investing in the Tianyi. Details of the proposed investment are as follow:

Portion of
nominal
Place	Form of	value of
of	business	registered	Principal
registration	structure	capital	activities
PRC	Limited company	20%	Production of disposable medical polymer material and products

10.	LONG TERM PREPAYMENTS

Details of long term prepayments are as follows:

	2007	2006

Dealership of products in China	$5,218,231	$-
Current portion	(1,367,222)	-

	$3,851,009	$-

SHANGHAI ATRIP MEDICAL TECHNOLOGY CO., LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

11.	PLANT AND EQUIPMENT, NET

Details of plant and equipment, net are as follows:

	2007	2006
At cost
Machinery and equipment	$36,094	$-
Office equipment	54,020	10,009
Motor vehicles	212,546	59,873

	$302,660	$69,882
Less: accumulated depreciation	(99,445)	(7,386)
Less: provision for impairment	(18,885)	-
	$184,330	$62,496

Depreciation expenses included in the selling expenses were $10,737 and nil respectively, and included in the general and administrative expenses for the years ended December 31, 2007 and 2006 were $17,998 and $6,429 respectively.

12.	INTANGIBLE ASSETS, NET

Details of intangible assets are as follows:

	2007	2006

Patent rights, at cost	$5,687,644	$5,410,937
Less: accumulated amortization	(664,470)	(129,837)

	$5,023,174	$5,281,100

Amortization expenses included in the general and administrative expenses for the years ended December 31, 2007 and 2006 were, $543,069 and $127,163 respectively.

13.	DUE TO A SHAREHOLDER

Details of due to a shareholder are as follows:

	2007	2006
Shanghai City Hygiene Industry
Development Centre	$54,689	$-

Due to a shareholder is unsecured, interested free and repayable on demand.

SHANGHAI ATRIP MEDICAL TECHNOLOGY CO., LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

14.	OTHER PAYABLES

Details of other payables are as follows:

	2007	2006
Sales rebates	$247,499	$803,346
Sundry PRC taxes payables	455,070	520,403
Sundry	16,603	-

	$719,172	$1,323,749

15.	REGISTERED CAPITAL

As of December 31, 2007 and 2006, capital contributions paid-up amounted to $589,764 (RMB 4,700,000) and $235,303 (RMB 2,000,000).

The Company had two shareholders as at December 31, 2007 amongst whom Mr. Chen Zhong was the majority shareholder, holding 98.15%.

16.	NET REVENUES

Details of net revenues are as follows:

	2007	2006

Diagnosis product revenues	$34,401,698	$23,313,863
Consultancy income	564,512	545,046
Promotion income	-	233,591

	$34,966,210	$24,092,500

SHANGHAI ATRIP MEDICAL TECHNOLOGY CO., LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

17.	INTEREST INCOME, NET

Details of interest income, net are as follows:

	2007	2006
Interest income	$18,263	$10,897
Bank charges	(424)	(124)
Net exchange losses	(747)	-

	$17,092	$10,773

18.	INCOME TAXES

The Group is operating in the PRC, and in accordance with the relevant tax laws and regulations of PRC, the corporation income tax rate is 33%.

No deferred tax has been provided as there are no material temporary differences arising during the years ended December 31, 2007 and 2006.

19.	COMMITMENTS AND CONTINGENCIES

The Group has entered into a tenancy agreement for office premise expiring through 2007. Total rental expenses for the years ended December 31, 2007 and 2006 amounted to $137,792 and $82,447 respectively.

The Group’s commitments for minimum lease payments under the lease for 2008 and 2009 are as follows:

Year ending December 31,
2008	$210,451
2009	20,782
$231,233

20.	FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying amounts of financial assets and liabilities, such as cash and cash equivalents, accounts receivable, other receivables, accounts payable, and other payables, approximate their fair values because of the short maturity of these instruments and market rates of interest available to the Group.

Aamaxan Transport Group, Inc.

(A Development Stage Company)

Financial Statements

and

Report of Independent Registered Public Accounting Firm

For the Years Ended January 31, 2008 and 2007

CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-23

BALANCE SHEET	F-24

STATEMENTS OF OPERATIONS	F-25

STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)	F-26 - F-28

STATEMENTS OF CASH FLOWS	F-29-F-30

NOTES TO FINANCIAL STATEMENTS	F-31-F-40

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Aamaxan Transport Group, Inc.
Toronto, Ontario

We have audited the accompanying balance sheet of Aamaxan Transport Group, Inc., (a development stage company) (the "Company") as of January 31, 2008 and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the two year period ended January 31, 2008 and for the period June 3, 1998 (inception) through January 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aamaxan Transport Group, Inc. at January 31, 2008, and the results of its operations and cash flows for each of the years in the two year period ended January 31, 2008 and for the period June 3, 1998 (inception) through January 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no significant assets or working capital as of January 31, 2008, a significant deficit accumulated during the development stage and has no business operations. These conditions, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Turner, Stone & Company, L.L.P.
Certified Public Accountants
Dallas, Texas
March 14, 2008

AAMAXAN TRANSPORT GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
JANUARY 31, 2008
Assets

Current assets:

Cash	$-
Prepaid expenses	282

Total current assets	282

$282

Liabilities and Stockholders' Equity (Deficit)

Current liabilities:

Accounts payable	$12,129
Advances from stockholder	61,856

Total current liabilities	73,985

Stockholders' equity (deficit):

Preferred stock, $.001 par value, 10,000,000
shares authorized, no shares issued or outstanding	-
Common stock, $.0001 par value, 200,000,000
shares authorized, 244,000 shares
issued and outstanding	24
Additional paid-in capital	7,352,748
Deficit accumulated during the development stage	(7,426,475)

Total stockholders' equity (deficit)	(73,703)

$282

The accompanying notes are an integral part of the financial statements.

AAMAXAN TRANSPORT GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

	Year Ended	Year Ended	Cumulative From Inception Through
	January 31,	January 31,	January 31,
	2008	2007	2008
Revenues	$-	$-	$-

Operating expense:

General and administrative	31,418	30,433	7,426,475

Loss from operations	(31,418)	(30,433)	(7,426,475)

Provision for income taxes	-	-	-

Net loss	$(31,418)	$(30,433)	$(7,426,475)

Basic and diluted net loss
per weighted average
common share	$(.13)	$(.12)

Weighted average number of
common shares outstanding	244,000	244,000

The accompanying notes are an integral part of the financial statements.

AAMAXAN TRANSPORT GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE PERIOD JUNE 3, 1998 (INCEPTION) THROUGH JANUARY 31, 2008

					Additional
	Preferred Stock		Common Stock		Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Issuance of common stock
in exchange for
organizational services	-	$-	833	$-	$480	$-	$480
Issuance of common stock
in attempted merger with
ESI	-	-	3,079	-	620,727	-	620,727
Issuance of common stock
for services at $3,374
per share	-	-	18	-	61,312	-	61,312
Issuance of common stock
for cash	-	-	103	-	349,226	-	349,226
Issuance of convertible
preferred stock for
cash in private
placement transaction	500	50	-	-	498,190	-	498,240
Conversion of preferred
stock for common stock	(150)	(15)	211	-	15	-
Issuance of common stock
for accrued rent at
$3000 per share	-	-	19	-	57,856	-	57,856
Net loss	-	-	-	-	-	(129,775)	(129,775)
Balance at January 31,
1999	350	35	4,263	-	1,587,806	(129,775)	1,458,066

The accompanying notes are an integral part of the financial statements.

AAMAXAN TRANSPORT GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF STOCKHOLDERS'EQUITY (DEFICIT)
FOR THE PERIOD JUNE 3, 1998 (INCEPTION) THROUGH JANUARY 31, 2008

	Preferred Stock		Common Stock		Additional Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Issuance of common stock
in exchange for
services at $2,591 per
share	-	-	37	-	95,000	-	95,000

Issuance of common stock
in exchange for services
at $1,140 per share	-	-	16	-	17,972	-	17,972

Conversion of preferred
stock for common stock	(200)	(20)	539	-	20	-	-

Issuance of common stock
in exchange for
services at $3,000 per
share	-	-	3	-	10,000	-	10,000

Common stock issued as an
adjustment of prior
year shares issued in
exchange for services	-	-	31	-	-	-	-

Net loss	-	-	-	-	-	(131,000)	(131,000)

Balance at January 31,
2000	150	15	4,889	-	1,710,798	(260,775)	1,450,038

Conversion of preferred
stock for common stock	(150)	(15)	2,500	-	15	-	-

Issuance of common stock
in exchange for
services at $45 per
share	-	-	1,170	-	52,500	-	52,500

The accompanying notes are an integral part of the financial statements.

AAMAXAN TRANSPORT GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF STOCKHOLDERS'EQUITY (DEFICIT)
FOR THE PERIOD JUNE 3, 1998 (INCEPTION) THROUGH JANUARY 31, 2008

	Preferred Stock		Common Stock		Additional Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Issuance of common stock
in exchange for
services at $118 per
share	-	-	47,000		55,545,995	-	5,546,000

Net loss	-		—		—	(7,048,538)	(7,048,538)

Balance at each of the
years ended
January 31, 2001, 2002,
2003, 2004 and 2005	-	-	55,559		57,309,308	(7,309,313)	-

Issuance of common stock
upon conversion of note
payable and accrued
interest	-	-	188,441		1943,440	-	43,459

Net loss	-		—		—	(55,311)	(55,311)

Balance at January 31, 2006	-	-	244,000		247,352,748	(7,364,624)	(11,852)

Net loss	-		—		—	(30,433)	(30,433)

Balance at January 31, 2007	-	-	244,000		247,352,748	(7,395,057)	(42,285)

Net loss	-		—		—	(31,418)	(31,418)

Balance at January 31, 2008	-	-	$244,000		$247,352,748	$(7,426,475)	$(73,703)

The accompanying notes are an integral part of the financial statements.

AAMAXAN TRANSPORT GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

			Cumulative
			From
			Inception
	Year Ended	Year Ended	Through
	January 31,	January 31,	January 31,
	2008	2007	2008
Cash flows from operating activities:
Net loss	$(31,418)	$(30,433)	$(7,426,475)

Adjustments to reconcile net
loss to net cash used in
operating activities:
Note payable issued in
exchange for services	-	-	43,210
Common stock issued for
services	-	-	5,841,369
Merger acquisition
expense	-	-	1,468,193
Changes in assets and
liabilities:
Prepaid expenses	31	(313)	(282)
Account payable	8,020	(1,612)	12,129
Net cash used in
operating activities	(23,367)	(32,358)	(61,856)
Cash flows from investing
activities:

Investment in ESI	-	-	(847,466)
Net cash used in
investing activities	-	-	(847,466)
Cash flows from financing
activities:
Issuance of preferred
stock for cash	-	-	498,240
Issuance of common stock
for cash	-	-	349,226
Advances from stockholder	23,367	32,358	61,856
Net cash provided by
financing activities	23,367	32,358	909,322
Net change in cash	-	-	-

Cash at the beginning of period	-	-	-
Cash at the end of period	$-	$-	$-

The accompanying notes are an integral part of the financial statements.

AAMAXAN TRANSPORT GROUP, INC.
 (A DEVELOPMENT STAGE COMPANY)
 STATEMENTS OF CASH FLOWS

Supplemental Schedule of Non-Cash Investing and Financing Activities

			Cumulative
			From
			Inception
	Year Ended	Year Ended	Through
	January 31,	January 31,	January 31,
	2008	2007	2008
Issuance of 18,787 common stock shares upon conversion of convertible note payable and accrued interest payable	$-	$-	$43,459

The accompanying notes are an integral part of the financial statements.

AAMAXAN TRANSPORT GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and business
Aamaxan Transport Group, Inc. (the Company) was incorporated on June 3, 1998 under the laws of the State of Delaware under the name Worthington Venture Fund, Inc. (WD). On August 14, 1998, WD changed its name to Admax Technology, Inc. (Admax). On August 28, 1998, Admax merged with Worthington Venture Fund, Inc., a non-operating Utah shell corporation, and changed its name to Aamaxan Transport Group, Inc. Its primary activities through January 31, 2008 have been the attempted acquisition of interests in the trucking industry (Note 2). The Company was completely dormant from mid-2000 to mid-2005 although there were two changes in control of the Company's outstanding common stock shares (Note 2).

Basis of presentation and going concern uncertainty

The financial statements of the Company have been prepared assuming that the Company will continue as a going concern. However, the Company has no assets or working capital and has no business operations. These conditions, among others, give rise to substantial doubt about the Company's ability to continue as a going concern. Management is continuing to seek additional equity capital to fund a merger or acquisition or to purchase an ongoing business. Until such time, the Company anticipates its working capital needs to be funded through advances from its stockholders. Management believes that these steps will provide the Company with adequate funds to sustain its continued existence. There is, however, no assurance that the steps taken by management will meet all of the Company's needs or that it will continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Development stage activities

The Company has not conducted any significant business operations since its inception. Accordingly, all of the Company's operating results and cash flows are considered to be those related to development stage activities and represent the `cumulative from inception' amounts from its development stage activities reported pursuant to Statement of Financial Accounting Standards ("SFAS") No. 7, Development Stage Enterprises.

Management estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash flows

For purposes of the statements of cash flows, cash includes demand deposits and time deposits and other highly liquid investments with original maturities of less than three months. The Company had no cash at the end of January 31, 2008 and 2007. Also, for the years ended January 31, 2008 and 2007 and for the period June 3, 1998 (inception) through January 31, 2008, no payments of interest or taxes were made.

AAMAXAN TRANSPORT GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

Net loss per share

Basic loss per share amounts are computed by dividing the net loss (numerator) by the weighted average number of common shares outstanding during the periods (denominator). Diluted loss per common share amounts reflect the maximum dilution that would result from potentially dilutive securities. Diluted loss per share amounts are not presented because there are no potentially dilutive securities, options or warrants outstanding.

Reverse stock split

On July 28, 2000, the Company completed a reverse split of its common stock at a ratio of 1 share of common stock for every 30 shares of common stock issued and outstanding. On September 17, 2007, the Company completed a reverse split of its common stock at a ratio of 1 share of common stock for every 100 shares of common stock issued and outstanding. All per share amounts referenced in the accompanying financial statements have been retroactively adjusted for the reverse stock split.

Fair value of financial instruments

In accordance with the reporting requirements of SFAS No. 107, Disclosures About Fair Value of Financial Instruments, the Company calculates the fair value of its assets and liabilities which qualify as financial instruments under this statement and includes this additional information in the notes to the financial statements when the fair value is different than the carrying value of those financial instruments.

AAMAXAN TRANSPORT GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

2. CAPITAL STRUCTURE DISCLOSURES

The Company's capital structure is complex and consists of preferred stock and a general class of common stock. The Company is authorized to issue 210,000,000 shares of stock, 10,000,000 of which have been designated as preferred shares with a par value per share of $.001 and 200,000,000 of which have been designated as common shares with a par value per share of $.0001.

Attempted merger with ESI

On August 1, 1998, the Company issued 307,873 shares of common stock in exchange for the various assets and liabilities of Eaglewings Systems, Inc. (ESI), an Arkansas corporation wholly owned and controlled by the Company's sole director, officer and controlling stockholder, effecting a change of control of the Company. However, because the Company could not comply with several terms of the merger, the assets and liabilities of ESI were never formally transferred to the Company. On July 9, 2000, the Company's board of directors affirmed the unconsummated merger and the fact that the shares originally issued in the attempted merger were to be retained by the holder as consideration for efforts expended. In March 2006, the Company entered into an agreement with the former officer, sole director and controlling stockholder of the Company formally acknowledging the rescission of the attempted merger.

Changes in control

On August 10, 2000, the Company issued 47,000 common stock shares in exchange for services effecting a change of control of the Company. On July 5, 2005, the Company issued 188,441 common stock shares upon conversion of a note payable effecting another change of control of the Company.

Preferred stock

The Company is authorized to issue 10,000,000 shares of $.001 par value preferred stock. In December 1998, the Company raised $498,240 of equity capital, net of related costs, through the issuance of 500 shares of preferred stock. In connection with this issuance, the Company designated 1,000 of these shares as Series A Convertible Preferred Stock. Each share had a stated value of $1,000 and was convertible at the holder's option anytime after issuance into shares of the Company's common stock based on a conversion price equal to the lesser of (a) $70 or (b) 65% of the average market price per common share for the five trading days immediately preceding the date of conversion. The preferred shares also paid an annual 2.0% cumulative dividend payable quarterly and upon conversion. In addition, attached to each share was one warrant to purchase one share of common stock at the above conversion price. The warrants expired on December 31, 2001.

During the years ended January 31, 2001, 2000 and 1999, 150, 200 and 150, respectively, of these shares were converted into 2,500, 539 and 211, respectively, common stock shares. As of January 31, 2008, there were no shares of preferred stock issued and outstanding and no other series, rights or privileges had been designated with respect to the Company's preferred stock.

Common stock

The Company is authorized to issue 200,000,000 shares of $.0001 par value common stock. Each share contains one voting right and the right to dividends if and when declared by the Board of Directors.

AAMAXAN TRANSPORT GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

On September 17, 2007, the Company announced a 1-for-100 reverse stock split which was authorized at its annual meeting of stockholders held on September 17, 2007. The Company began trading on a split adjusted basis on October 9, 2007 under the new symbol "AAXT.OB." Common share amounts have been retroactively restated to reflect the reverse stock split. Total common shares issued and outstanding upon completion of the reverse stock split are 244,000.

3. RELATED PARTY TRANSACTIONS

Since September 2, 2005, Marc Juliar is the sole director and president of the Company and he currently owns 141,870 shares of common stock or 58.1% of the Company's outstanding shares.

At January 31, 2008, another stockholder had advanced $61,856 (2007 - $38,489) to the Company by directly paying certain operating expenses. These funds are non-interest bearing, unsecured and payable upon demand as funds become available.

4. COMMITMENTS AND CONTINGENCIES

As of January 31, 2008, the Company is not subject to any significant commitments or contingencies or obligated under any lease commitments.

5. INCOME TAXES

The Company recognizes deferred tax assets and liabilities based on the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. In addition, future tax benefits, such as those from net operating loss carry forwards, are recognized to the extent that realization of such benefits is more likely than not. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. At January 31, 2008, the Company had a deferred tax asset totaling approximately $2,525,000 (2007 - $2,515,000), which relates to the Company's cumulative net start-up costs totaling approximately $7,426,000 (2007 - $7,395,000), which will expire through 2028. This deferred tax asset has been fully offset by a valuation allowance. The Company does not have any other deferred tax assets or liabilities.

The Tax Reform Act of 1986 imposed substantial restrictions of the utilization of net operating loss carry forwards in the event of an "ownership change" as defined by the Section 382 of the Internal Revenue Code of 1986. If the Company has an "ownership change," the Company's ability to utilize the net operating losses could be reduced.

A reconciliation of income tax expense at the statutory federal rate of 34% to income tax expense at the Company's effective tax rate for the years ended January 31, 2008 and 2007 and for the period June 3, 1998 (inception) through January 31, 2008 is as follows:

AAMAXAN TRANSPORT GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

			Cumulative
			From Inception
	Year Ended	Year Ended	Through
	January 31,	January 31,	January 31,
	2008	2007	2008
Tax benefit computed at statutory rate	$(10,682)	$(10,347)	$(2,525,002)

Increase in valuation allowance	10,682	10,347	2,525,002
	$-	$-	$-

The Company uses the accrual method of accounting for income tax reporting purposes. At January 31, 2008 and 2007, the significant components of the Company's deferred tax assets (benefits) and liabilities are summarized.

	January 31, 2008	January 31, 2007
Deferred tax asset:
Net operating loss carry forward	$2,525,002	$2,514,320
Less valuation allowance	(2,525,002)	(2,514,320)
Net deferred tax asset	$-	$-

ITEM 8. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

ITEM 8A. Controls and Procedures
As required by Rule 13a-15 under the Exchange Act, as of the end of the fiscal year covered by this report, Marc Juliar, the Company's CEO and CFO, has carried out an evaluation of the effectiveness of the design and operation of the Company's disclosure controls and procedures. Based upon that evaluation, Marc Juliar concluded that the Company's disclosure controls and procedures are effective at January 31, 2008. There have been no changes in the Company's internal controls over financial reporting in connection with this evaluation that occurred during the fourth quarter of fiscal 2008 that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.
Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in the Company's reports filed or submitted under the Exchange Act is (1) recorded, processed, summarized and reported, within the time periods specified in the Securities and Exchange Commission's rules and forms and (2) accumulated and communicated to management, including the Company's CEO, as appropriate, to allow timely decisions regarding required disclosure.

Management has evaluated the effectiveness of its internal control over financial reporting for financial presentations in conformity with GAAP as of January 31, 2008 based on the control criteria established in a report entitled Internal Control—Integrated Framework, issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on such evaluation, the Company has concluded that the Company's internal control over financial reporting is effective as of January 31, 2008.

ITEM 8B. Other Information

None.

PART III

ITEM 9. Directors, Executive Officers, Promoters, Control Persons and Corporate Governance; Compliance with Section 16(a) of the Exchange Act

Executive Officers and Directors

The executive officers and directors of the Company are as follows:

Name	Age	Position
Marc Juliar	30	President and Director

As set forth in the Company's Certificate of Incorporation and Bylaws, copies of which are incorporated by reference, all directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors. Though the Company has not compensated Mr. Juliar for his service on the Board of Directors or any committee thereof, directors are entitled to be reimbursed for expenses incurred for attendance at meetings of the Board of Directors and any committee of the Board of Directors. However, due to the Company's lack of funds, Mr. Juliar and any future director will likely defer his or her expenses and any compensation until such time as the Company can consummate a successful acquisition or merger. As of the date hereof, Mr. Juliar has not accrued any expenses or compensation. As further set forth in Exs. 3.1 and 3.2 incorporated by reference, officers are appointed annually by the Board of Directors and each executive officer serves at the discretion of the Board of Directors. The Company does not have any standing committees.

Mr. Juliar has served as the Company's President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board since August 2005. Mr. Juliar has been the President of Paradigm Oil and Gas since November 9, 2006. From April 2004 to January 2006, Mr. Juliar was an officer and director of Kodiak Energy, Inc. Mr. Juliar is an independent contractor to the Film, Music Video and T.V. Commercial production business. From 2001 until 2002, Mr. Juliar was a student at the University of Toronto. Mr. Juliar attended the University of Toronto located in Toronto, Ontario.

During the last five years, no officers or directors have been involved in any legal proceedings, bankruptcy proceedings, criminal proceedings or violated any federal or state securities or commodities laws or engaged in any activity that would limit their involvement in any type of business, securities or banking activities.

Prior Blank Check Experience of Officers and Directors

None

Corporate Governance

The Company's board of directors has not adopted a code of ethics that applies to members of its board of directors, its officers including its Chief Executive Officer (being its principal executive officer and principal financial and accounting officer). Because the Company currently has only one executive officer (who is also the sole director of the Company), it is not considered necessary for the Company to adopt a Code of Business Conduct and Ethics. Once the Company's operations expand and it has additional employees, the Company intends to adopt a Code of Business Conduct and Ethics.

Aamaxan does not have any committees of the board of directors at this time. The board of directors does not have a nominations committee because there is one director and shareholder suggestions would be known to the entire board. As such, the board of directors believes there will be sufficient communication by shareholders with the board about matters and nominees to be brought to its attention.

Aamaxan's sole director functions as an audit committee and performs some of the same functions as an audit committee including: (1) selection and oversight of the Company's independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; and (3) engaging outside advisors. Aamaxan is not a "listed company" under SEC rules and is therefore not required to have an audit committee comprised of independent directors. Aamaxan's board of directors has determined that its director is not an "audit committee financial expert" within the meaning of the rules and regulations of the SEC. Aamaxan's board of directors has determined, however, that its director is able to read and understand fundamental financial statements and has business experience that results in that member's financial sophistication. Accordingly, the board of directors believes that its director has the sufficient knowledge and experience necessary to fulfill the duties and obligations that an audit committee would have.

Compliance With Section 16(a) Of The Exchange Act

Based on information provided to the Company, it is believed that all of the Company's directors, executive officers and persons who own more than 10% of the Company's common stock were in compliance with Section 16(a) of the Exchange Act  of 1934 during the last fiscal year.

ITEM 10. Executive Compensation

The Company has not adopted a bonus, profit sharing, or deferred compensation plan of any sort for the benefit of its employees, officers or directors. Further, the Company has not entered into an employment agreement with Mr. Juliar or any other persons and no such agreements are anticipated in the immediate future. Because there is nothing further to disclose under this Item, the Company has not prepared compensation tables as would otherwise be required.

ITEM 11. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth information, to the best of the Company's knowledge, as of January 31, 2008, with respect to each person known to own directly and/or beneficially more than 5% of the Common Capital Stock of the Company, each director and officer and all directors and officers as a group. As of January 31, 2008, there were a total of 244,000 common shares issued and outstanding.

	Name and Address	Amount and Nature
	of	of
Title of Class	Beneficial Owner	Beneficial Ownership	Percent of Class
Common Capital Shares	Marc Juliar (1)	141,870	58.1%
All directors, officers and persons owning more than 5% as a group (2)		141,870	58.1%

(1) Mr. Marc Juliar, the Company's only officer and director of the Company. Mr. Juliar directly owns his shares. There are no options, warrants or convertible instruments of any kind outstanding.

(2) Mr. Juliar is currently the only director and officer of the Company. Mr. Juliar directly owns his shares.

ITEM 12. Certain Relationships and Related Transactions, and Director Independence

During the past two fiscal years there have been no transactions between the Company and Mr. Juliar or any member of his immediate family.

During the past two fiscal years, a stockholder of the Company advanced $61,856 to the Company by paying directly certain operating expenses. These funds are non-interest bearing, unsecured and payable upon demand as funds become available.

Mr. Juliar, like any other corporate officer or director, is subject to the doctrine of usurpation of corporate opportunities only insofar as it applies to business opportunities in which the Company has indicated an interest, either through its proposed business plan or by way of an express statement of interest contained in the Company's minutes. If Mr. Juliar or any other directors or officers are presented in the future with business opportunities that may conflict with business interests identified by the Company, such opportunities must be promptly disclosed to the Board of Directors and made available to the Company. In the event that the Board rejects an opportunity so presented and only in that event, any of the Company's officers and directors may avail themselves of such an opportunity. In spite of these eventualities, every effort will be made to resolve any conflicts that may arise in favor of the Company. There can be no assurance, however, that these efforts will be successful.

ITEM 13. Exhibits

3.1	Certificate of Incorporation of the Company, as amended, filed September 25, 2007

3.2	Amended and Restated Bylaws of the Company, filed April 12, 2005, incorporated by reference from the Company's Registration Statement on Form 10-SB

31.1	Certification of the Chief Executive Officer and Chief Financial Officer pursuant to Rule 13a- 14(a) or Rule 15d-14(a) of the Securities Exchange Act of 1934, as amended.

32.1	Certification of the Chief Executive Officer and Chief Financial Officer pursuant to U.S.C. Section 1350, as adopted, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

ITEM 14. Principal Accountant Fees and Services

The following table presents fees for professional services rendered by Turner, Stone & Company, L.L.P. for the audit of the Company's financial statements as of and for the years ended January 31, 2008 and 2007 and fees billed for other services rendered by Turner, Stone & Company, L.L.P. during those periods.

	Years Ended
	2008	2007
Audit Fees	$7,500	$7,767
Audit related fees (1)	$5,630	$9,355
Tax Fees (2)	$2,100	$4,775

(1) Audit related fees are for assurance related services. In 2008, these fees related primarily to quarterly reviews.

(2) Tax fees in 2008 related primarily to advice and assistance with respect to tax compliance matters on the Company's tax returns for the 2007 and 2008 tax year ends.